                                                                    EXHIBIT 2.3



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                            STOCK PURCHASE AGREEMENT

                                      AMONG

                         WEBGAIN (NOVA SCOTIA) COMPANY,

                             THE OBJECT PEOPLE INC.,

                              1004155 ONTARIO INC.,

                              1004156 ONTARIO INC.,

                              1004157 ONTARIO INC.,

                        THE OBJECT PEOPLE HOLDINGS INC.,

                                   JOHN PUGH,

                                  WILF LALONDE,

                                   PAUL WHITE

                                       AND

                    THE PERSON'S LISTED ON SCHEDULE 1 HERETO

                           DATED AS OF APRIL 7, 2000


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


                                TABLE OF CONTENTS


                                                                                           Page
                                                                                           ----
ARTICLE I DEFINITIONS ................................................................       2


ARTICLE II PURCHASE AND SALE OF THE SECURITIES .......................................       5
SECTION 2.01 PURCHASE AND SALE .......................................................       5
SECTION 2.02 PURCHASE PRICE ..........................................................       6
SECTION 2.03 PAYMENT OF PURCHASE PRICE ...............................................       6
SECTION 2.04 EQUITY PARTICIPATION PLANS ..............................................       6
SECTION 2.05 CLOSING .................................................................       6
SECTION 2.06 CLOSING DELIVERIES ......................................................       7
SECTION 2.07 FURTHER ASSURANCES. .....................................................       8
SECTION 2.08 CONSUMMATION OF CLOSING .................................................       8
SECTION 2.09 PURCHASE PRICE ADJUSTMENT ...............................................       9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE GROUP COMPANIES
AND THE CONTROLLING SHAREHOLDERS .....................................................       10

SECTION 3.01 CORPORATE EXISTENCE AND POWER ...........................................       10
SECTION 3.02 CORPORATE AUTHORIZATION AND AUTHORITY ...................................       11
SECTION 3.03 SUBSIDIARIES ............................................................       11
SECTION 3.04 EFFECT OF AGREEMENT ON TIRE GROUP COMPANIES .............................       12
SECTION 3.05 CAPITALIZATION ..........................................................       12
SECTION 3.06 GOVERNMENTAL AUTHORIZATION ..............................................       14
SECTION 3.07 FINANCIAL STATEMENTS ....................................................       14
SECTION 3.08 ABSENCE OF CERTAIN CHANGES ..............................................       15
SECTION 3.09 NO UNDISCLOSED MATERIAL LIABILITIES .....................................       17
SECTION 3.10 RELATED PARTY TRANSACTIONS ..............................................       17
SECTION 3.11 MATERIAL CONTRACTS ......................................................       17
SECTION 3.12 LITIGATION ..............................................................       19
SECTION 3.13 COMPLIANCE WITH LAWS AND COURT ORDERS; NO DEFAULTS .. ...................       20
SECTION 3.14 PROPERTIES ..............................................................       20
SECTION 3.15 PRODUCTS ................................................................       21
SECTION 3.16 INTELLECTUAL PROPERTY ...................................................       22
SECTION 3.17 INSURANCE COVERAGE ......................................................       25
SECTION 3.18 LICENSES AND PERMITS ....................................................       25
SECTION 3.19 RESERVED ................................................................       26
SECTION 3.20 LOANS, NOTES, ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE ..................       26
SECTION 3.21 RESERVED ................................................................       26
SECTION 3.22 FINDERS FEES ............................................................       26
SECTION 3.23 EMPLOYEE BENEFIT PLAITS; TERMINATION AND SEVERANCE AGREEMENTS ...........       26
SECTION 3.24 EMPLOYEE AND LABOR MATTERS ..............................................       29

SECTION 3.25 ENVIRONMENTAL MATTERS ...................................................       30
SECTION 3.26 CERTAIN PRACTICES .......................................................       30
SECTION 3.27 RECORDS .................................................................       31
SECTION 3.28 NO INDEMNIFICATION LIABILITIES ..........................................       31
SECTION 3.29 FULL DISCLOSURE .........................................................       31


ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS ........................       31
SECTION 4.01 TITLE TO SHARES .........................................................       31
SECTION 4.02 SHAREHOLDER POWER AND AUTHORITY .........................................       32
SECTION 4.03 EFFECT OF AGREEMENT ON TIRE SHAREHOLDERS ................................       32
SECTION 4.04 LITIGATION ..............................................................       32
SECTION 4.05 SHAREHOLDER AGREEMENTS ..................................................       33
SECTION 4.06 FULL DISCLOSURE .........................................................       33
SECTION 4.07 RESIDENCE ...............................................................       33


ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER ....................................       33
SECTION 5.01 CORPORATE EXISTENCE AND POWER ...........................................       33
SECTION 5.02 CORPORATE AUTHORIZATION AND AUTHORITY . .................................       34
SECTION 5.03 GOVERNMENTAL AUTHORIZATION ..............................................       34
SECTION 5.04 EFFECT OF AGREEMENT ON BUYER ............................................       34
SECTION 5.05 FINDERS FEES ............................................................       34


ARTICLE VI COVENANTS OF THE PARTIES ..................................................       35
SECTION 6.01 REASONABLE BEST EFFORTS .................................................       35
SECTION 6.02 CERTAIN FILINGS .........................................................       35
SECTION 6.03 PUBLIC ANNOUNCEMENTS ....................................................       35
SECTION 6.04 NONCOMPETITION; NONSOLICITATION .........................................       35
SECTION 6.05 CONFIDENTIALITY .........................................................       36
SECTION 6.06 NO NEGOTIATIONS .........................................................       36
SECTION 6.07 SALES AND TRANSFER TAXES ................................................       37
SECTION 6.08 OPTIONS OF BUYER'S AFFILIATE ............................................       37


ARTICLE VII TAX REPRESENTATIONS AND COVENANTS ........................................       37
SECTION 7.01 TAX DEFINITIONS .........................................................       37
SECTION 7.02 TAX REPRESENTATIONS AND COVENANTS .......................................       38


ARTICLE VIII EMPLOYEE BENEFITS .......................................................       42
SECTION 8.01 EMPLOYEE MATTERS ........................................................       42


ARTICLE IX COVENANTS OF THE COMPANY AND THE SHAREHOLDERS .............................       43
SECTION 9.01 COOPERATION .............................................................       43
SECTION 9.02 ACCESS ..................................................................       44
SECTION 9.03 INSURANCE ...............................................................       44
SECTION 9.04 COMPLIANCE WITH LAWS ....................................................       45
SECTION 9.05 KEEPING OF BOOKS AND RECORDS ............................................       45

SECTION 9.06 ACTIONS PRIOR TO CLOSING ................................................       45
SECTION 9.07 NOTICE OF CHANGES; UPDATES ..............................................       47
SECTION 9.08 PRESERVATION ............................................................       48
SECTION 9.09 LITIGATION ..............................................................       48
SECTION 9.10 CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES ...............       48
SECTION 9.11 OBLIGATIONS OF AFFILIATES ...............................................       48
SECTION 9.12 CONSENTS ................................................................       49
SECTION 9.13 LIFE INSURANCE POLICIES .................................................       49
SECTION 9.14 ACTIONS PRIOR TO EFFECTIVE TIME .........................................       49


ARTICLE X CONDITIONS TO CLOSING ......................................................       49
SECTION 10.01 CONDITIONS TO OBLIGATIONS OF THE PARTIES ...............................       49
SECTION 10.02 CONDITIONS TO OBLIGATION OF BUYER ......................................       50
SECTION 10.03 CONDITIONS TO OBLIGATIONS OF THE GROUP COMPANIES AND TIRE
              SHAREHOLDERS ...........................................................       52


ARTICLE XI SURVIVAL; INDEMNIFICATION .................................................       53
SECTION 11.01 SURVIVAL ...............................................................       53
SECTION 11.02 INDEMNIFICATION BY THE CONTROLLING SHAREHOLDERS ........................       53
SECTION 11.03 INDEMNIFICATION BY BUYER ...............................................       54
SECTION 11.04 THIRD-PARTY CLAIMS .....................................................       55
SECTION 11.05 PAYMENT ................................................................       56
SECTION 11.06 NO CONTRIBUTION ........................................................       56
SECTION 11.07 EQUITABLE RELIEF .......................................................       57
SECTION 11.08 THE REPRESENTATIVE .....................................................       57


ARTICLE III TERMINATION ..............................................................       59
SECTION 12.01 GROUNDS FOR TERMINATION ................................................       59
SECTION 12.02 EFFECT OF TERMINATION ..................................................       59


ARTICLE XIII MISCELLANEOUS ...........................................................       59
SECTION 13.01 NOTICES ................................................................       59
SECTION 13.02 MODIFICATIONS AND AMENDMENTS ...........................................       61
SECTION 13.03 WAIVERS AND CONSENTS ...................................................       61
SECTION 13.04 INTERPRETATION .........................................................       61
SECTION 13.05 RELIANCE ...............................................................       62
SECTION 13.06 EXPENSES ...............................................................       62
SECTION 13.07 SUCCESSORS AND ASSIGNS .................................................       62
SECTION 13.08 GOVERNING LAW ..........................................................       62
SECTION 13.09 COUNTERPARTS; THIRD PARTY BENEFICIARIES ................................       62
SECTION 13.10 ENTIRE AGREEMENT .......................................................       63
SECTION 13.11 SPECIFIC PERFORMANCE ...................................................       63
SECTION 13.12 KNOWLEDGE ..............................................................       63
SECTION 13.13 CURRENCY ...............................................................       63

EXHIBITS:
Exhibit A--Form of Escrow Agreement
Exhibit B--Forms of Employment Offer Letters
Exhibit C--Form of Holdback Agreement


SCHEDULES:
Schedule 1--Shareholders
Schedule 2--Unit Shareholders
Schedule 3.03--Subsidiaries
Schedule 3.04--Effect of Agreement on Group Companies and Subsidiaries
Schedule 3.05--Capitalization Issues
Schedule 3.06--Governmental Authorizations
Schedule 3.08--Material Changes
Schedule 3.09--Liabilities
Schedule 3.11--Material Contracts
Schedule 3.12--Legal Proceedings
Schedule 3.14--Liens, etc.
Schedule 3.15--Proprietary Software
Schedule 3.16--Intellectual Property
Schedule 3.17--Insurance
Schedule 3.18--Licenses and Permits
Schedule 3.20--Loans, Notes, Accounts Receivable, etc.
Schedule 3.23--Employee Benefit Plans
Schedule 3.24--Employee Matters
Schedule 4.05--Shareholder Rights Agreements
Schedule 5.03--Governmental Authorization
Schedule 5.04--Effect of Agreement on Buyer
Schedule 6.08--Options
Schedule 7.02--Tax Matters
Schedule 8.01--Employees
Schedule 9.06--Actions Prior to Closing
Schedule 9.14--Actions Prior to Effective Time

                            STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (this "Agreement") dated as of April 7, 2000 ("Execution Date") by and among WebGain (Nova Scotia) Company a corporation organized under the laws of Nova Scotia, Canada (the "Buyer"), The Object People Inc., a corporation organized under the laws of the Province of Ontario, Canada (the "Company" or "TOP"), 1004155 Ontario Inc. a corporation organized under the laws of the Province of Ontario, Canada ("1004155"), 1004156 Ontario Inc., a corporation organized under the laws of the Province of Ontario, Canada ("1004156"), 1004157 Ontario Inc., a corporation organized under the laws of the Province of Ontario, Canada ("1004157"), The Object People Holdings Inc., a corporation organized under the laws of the Province of Ontario, Canada ("Holdings"), and John Pugh, Wilf Lalonde, Paul White (collectively, the "Controlling Shareholders") and those persons listed on Schedule 1, including the Controlling Shareholders, (individually a "Shareholder" and collectively, the "Shareholders").

        WHEREAS, as of the date hereof, the certain Shareholders own all of the issued and outstanding share capital of each of 1004155, 1004156 and 1004157; and

        WHEREAS, as of the date hereof, 1004155, 1004156, 1004157, John Pugh and Wilf Lalonde own all of the issued and outstanding share capital of Holdings; and

        WHEREAS, as of the date hereof, Holdings owns all of the issued and outstanding share capital of the Company; and

        WHEREAS, prior to the Closing Date (as defined below), each of 1004155, 1004156, 1004157 and Holdings will be amalgamated into the Company (the "Amalgamation") and certain employees of the Company and its subsidiaries will acquire shares of the capital stock of the Company, whereupon the Shareholders and the Unit Shareholders (as defined below) will own all of the issued and outstanding share capital of the Company, with each Shareholder and Unit Shareholder holding the number of shares set forth opposite such holder's name in Schedules 1 and 2 hereto, respectively; and

        WHEREAS; BEA Systems (Nova Scotia) Company, a corporation organized under the laws of Nova Scotia, Canada, the Company, The Object People (U.S.) Inc., a Delaware corporation ("TOP US"), The Object People Limited, a corporation organized under the laws of England and Wales ("TOP UK"), The Object People GmbH, a corporation organized under the laws of Germany ("TOP Germany"), and 1395135 Ontario Inc., a corporation organized under the laws of the Province of Ontario, Canada ("Newco Canada"), have entered into a Stock and Asset Purchase Agreement, dated as of the date hereof (the "BEA Stock Purchase Agreement"); and

        WHEREAS, Buyer is willing to buy and the Shareholders and the Unit Shareholders are willing to sell the Shares (as defined below) at Closing on the terms and conditions and in reliance on the representations and warranties herein set forth;

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations and warranties set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS


        The following terms, as used herein, have the following meanings:

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person; and including any Person in like relation to an Affiliate. A person shall be deemed to control a Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        "Balance Sheets" means the unconsolidated balance sheets of each of TOP and TOP US as of July 31, 1999.

        "Balance Sheet Date" means July 31, 1999.

        "Closing" means the closing defined in Section 2.05.

        "Closing Date" means the date of the Closing.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Shares" means the shares in the capital stock of the Company, prior to, on or after the Amalgamation, as the context so requires.

        "Confidential Information" means any information relating to the assets, prospects, products, services or operations of the Company or any Affiliate thereof that is not generally known, is proprietary to the Company or such Affiliate and is made known to such Person or learned or acquired by such Person while such Person was an officer, director, employee or independent contractor of the Company or any Subsidiary, including, without limitation, information relating to the software developed by the Company or any Subsidiary, information as to sources of, and arrangements for, hardware supplied to customers or clients of the Company or any Subsidiary, submission and proposal procedures of the Company or any Subsidiary, customer or contact lists, information concerning trade secrets of the Company, or any of its Affiliates and any improvements relating to the products of the Company or any Subsidiary in accounting, marketing, selling, leasing, financing and other business methods and techniques.

        However, Confidential Information shall not include (i) at the time of disclosure to any Person such information that was in the public domain or later entered the public domain other than as a result of a breach of an obligation herein or of any agreement between such Person and the Company or any Subsidiary; or (ii) subsequent to disclosure to any Person, such Person received such information from a third party under no obligation to maintain such information in confidence, and the third party came into possession of such information other than as a result of a breach of an obligation herein.

        "Environmental Laws" means any and all federal, state, provincial, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, now in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

        "Environmental Liabilities" means any and all liabilities of or relating to any Group Company or any Subsidiary (including any entity which is, in whole or in part, a predecessor of any Group Company or any Subsidiary), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (a) arise under or relate to matters covered by Environmental Laws and (b) relate to actions occurring or conditions existing on or prior to the Closing Date.

        "Environmental Permits" means all permits, licenses, authorizations, certificates and approvals of governmental authorities required by any Environmental Laws to be obtained by any Group Company or any Subsidiary or relating to any Environmental Law and necessary or proper for the business of any Group Company or any Subsidiary as currently conducted.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "GAAP" means generally accepted accounting principles, consistently applied, for the applicable jurisdiction.

        "Group Companies" or "Group Company" means 1004155, 1004156, 1004157, Holdings and the Company, collectively or individually, respectively; provided, however, that, after the completion of the Amalgamation, such terms shall refer only to the Company.

        "Hazardous Substances" means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, any substance regulated under any Environmental Laws.

        "immediate Family Member" means, with respect to any Person, such Person's spouse, parents, children and siblings.

        "Intellectual Property Right" means any trademark, copyright, service mark, trade name, domain name, universal resource locator patent, maskworks, net lists, schematics, technology, know-how, trade secrets, drawings, specifications, formulas, inventions, processes, computer software programs or applications (in both source code and object code form), licenses, and any and all other tangible and intangible proprietary information, material, intellectual property rights and interests (including any registrations or applications for registration of any of the foregoing and the goodwill associated therewith).

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

        "Material Adverse Effect" means any material adverse change in, or material adverse effect on, the business, assets, prospects, results of operations, value or financial or other condition of the Group Companies and the Subsidiaries, taken as a whole, or any event or circumstance that could have any such effect or that could prevent, hinder or delay the consummation of the sale and transfer of the Shares.

        "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Purchase Price" means the purchase price for the Shares as defined in
Section 2.02.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Services Business Assets" means the business and assets of TOP UK, TOP Germany, and Newco Canada and the US Assets as defined in the BEA Stock Purchase Agreement.

        "Shares" means, collectively, all of the issued and outstanding Common Shares as of immediately prior to the Closing, including without limitation the Unit Shares.

        "Subsidiary" means any corporation, entity or other organization, whether incorporated or unincorporated, of which (i) at least a majority of the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned or controlled by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries, or
(ii) the Company or any other Subsidiary is a general partner, managing partner, managing member or Person performing similar functions (excluding any such partnership or other entity where the Company or any other Subsidiary does not have general primary decisional authority in such partnership or other entity); provided, however, that for purposes of this Agreement, TOP UK and TOP Germany shall be deemed not to be Subsidiaries of any Group Company.

        "TOPLink Software" means any proprietary software developed by TOP or any Subsidiary and currently sold, licensed or otherwise used by TOP or any Subsidiary in their respective business and any and all enhancements, upgrades, customizations, modifications and maintenance thereof, which may read on or infringe on any of U.S. Patent Nos. 5499371, 5165362 or 5706506.

        "TOPLink Software Claims" means any charge, complaint, action, suit, hearing, investigation, claim, demands or other proceeding by or before any court, arbitrator, administrative agency or governmental body, or any settlement relating thereto, relating to or arising out of the use, development, ownership, marketing, licensing or distribution of the TOPLink Software, where such liabilities or obligations have arisen prior to the Closing Date or arise out of the actions pending in the U.S. District Court for the Northern District of California (Civ. No. 99-5182 MMC, filed December 6, 1999), brought by Persistence Software, Inc. against TOP and TOP US (the "Persistence Actions").

        "TOPLink Software Liability" means any and all liabilities or obligations for or relating to any TOPLink Software Claim.

        "Transaction Documents" means this Agreement, the Escrow Agreement, the Holdback Agreement, the employee offer letters referred to in Section 2.06(c)(iii) and any other document contemplated hereby or thereby.

        "Unit Shareholders" means the holders of the Unit Shares, with each holder holding the number of Shares set forth opposite such holder's name on
Schedule 2 hereto.

        "Unit Shares" means the Common Shares issuable upon the exercise of the options issued or issuable in connection with the Equity Participation Plans.


                                   ARTICLE II

                      PURCHASE AND SALE OF THE SECURITIES

        Section 2.01 PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties contained herein, on the Closing Date and effective as of the Closing, each of the Shareholders shall sell, convey, assign, transfer and deliver to Buyer and Buyer shall purchase from each Shareholder and Unit Shareholder, that number of Shares, each as set forth opposite the name of such Shareholder or Unit Shareholder in Schedules 1 and 2 hereto, respectively, free and clear of all Liens, in exchange for the Purchase Price. The obligations of the Shareholders under Section 2.01 hereof shall be several, and not joint; provided, however, that in addition to other closing conditions set forth herein, Buyer shall not be obligated to purchase the Shares unless and until each and every Shareholder and Unit Shareholder tenders its Shares listed in Schedule 1 or 2 in accordance with the terms and provisions of this Agreement.

        Section 2.02 PURCHASE PRICE. The purchase price for the Shares shall be $18,500.000, as adjusted in accordance with Section 2.09 hereof (the "Purchase Price"), payable in accordance with Section 2.03 hereof.

        Section 2.03 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be payable as follows:

           (a) $16,650,000 of the Purchase Price shall be paid to or for the benefit of the Shareholders and the Unit Shareholders in cash at the Closing in the individual amounts set forth on Schedules 1 and 2 hereto; and

           (b) to secure the indemnification obligations of the Shareholders and the Unit Shareholders hereunder Buyer shall withhold an aggregate of $1,850.000 (the "Escrow Amount") of the Purchase Price payable to the Shareholders and the Unit Shareholders from the respective amounts payable to the Shareholders and the Unit Shareholders pursuant to Section 2.02 hereof, and Buyer shall deposit the Escrow Amount into an account (the "Escrow"), to be governed by the terms hereof and the terms of an Escrow Agreement substantially in the form attached hereto as Exhibit A (with such changes as may be agreed to by the parties thereto, the "Escrow Agreement"; and the escrow agent designated therein, the "Escrow Agent"); and the Shareholders and the Unit Shareholders shall be deemed to have contributed to the Escrow Amount that proportion thereof as is set forth on Schedules 1 and 2.

        Section 2.04 EQUITY PARTICIPATION PLANS. Prior to the Closing Date, the Company shall cause (i) any and all Units (as defined in the Equity Participation Plans (as defined below)) outstanding at any time prior to the Closing Date that were granted or issued pursuant to the Company's 1998 Equity Participation Plan, 1999 Equity Participation Plan and 2000 Equity Participation Plan (collectively, the "Equity Participation Plans") to be converted into Options (as defined in the Equity Participation Plans) on a one-for-one basis in accordance with the provisions of the Equity Participation Plans or, with the employees' consents, surrendered, (ii) each Option not surrendered to be exercised before Closing and the Unit Shares to be irrevocably sold to Buyer in accordance with this Agreement and (iii) the termination of Equity Participation Plans and any rights of any person thereunder from and after the Closing Date.

        Section 2.05 CLOSING. Subject to the satisfaction or waiver of each of the conditions set forth in Article X, the closing (the "Closing") of the purchase and sale of the Shares hereunder shall take place at 10:00 a.m. at the offices of Yegendorf, Brazeau, Seller, Prehogan & Wyllie, 55 Metcalfe Street, Suite 750, Ottawa, Ontario, Canada, on the first mutually agreeable business day following the fulfillment or waiver of the conditions set forth in Article X, but in any event not later than ten business days after such fulfillment or waiver, or at such other time and place as the parties shall mutually agree (such date and time being called the "Closing Date").

        Section 2.06 CLOSING DELIVERIES. At the Closing on the terms and subject to the conditions set forth herein and in reliance on the representations, warranties, covenants and other agreements set forth herein, the parties to this Agreement shall deliver the following:

           (a) Buyer shall deliver to the Company, the Shareholders or the Escrow Agent, as the case may be:

                (i) a copy of each of the Escrow Agreement and the Holdback Agreement, duly and validly executed by an authorized officer of Buyer;

                (ii) $16,650,000 of the Purchase Price to the Shareholders and the Unit Shareholders in accordance with Section 2.03 hereof;

                (iii) $1,850,000 of the Purchase Price to the Escrow Agent in accordance with Section 2.03 hereof;

                (iv) $6,000,000 to the Holdback Agent in accordance with Section
        2.09 hereof;

                (v) an opinion of Blake, Cassels & Graydon LLP, counsel to Buyer, addressed to the Company and the Shareholders and dated as of the Closing Date, in form and substance reasonably satisfactory to the Company (the "Buyer's Opinion");

                (vi) an officer's certificate duly executed by an executive officer of Buyer, in form and substance reasonably satisfactory to the Company (the "Buyer's Officer's Certificate"): and

                (vii) such other agreements, instruments, certificates and other documents as may be reasonably necessary or appropriate to effectuate completely the transactions contemplated hereby and each of the Transaction Documents.

           (b) Each Shareholder or the Representative (as defined in Section
11.08 hereof), as the case may be, shall deliver to Buyer:

                (i) all certificates, transfer forms and other instruments, in form and substance satisfactory to Buyer, evidencing the transfer, conveyance and sale of all the Shares to be sold by such Shareholder or Unit Shareholder to Buyer in accordance with the terms of this Agreement and as set forth on Schedule 1 hereto.

                (ii) a copy of each of the Escrow Agreement and the Holdback Agreement, duly and validly executed by the Representative, on behalf of the Shareholders and Unit Shareholders; and

                (iii) such other agreements, instruments, certificates and other documents as may be reasonably necessary or appropriate to effectuate completely the transactions contemplated hereby and each of the Transaction Documents.

           (c) The Company shall deliver to Buyer the following:

                (i) an opinion of Yegendorf, Brazeau, Seller, Prehogan & Wyllie, counsel to the Company, addressed to Buyer and dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer (the "Company's Opinion");

                (ii) an officer's certificate, duly executed by an executive officer of the Company, in form and substance reasonably satisfactory to Buyer (the "Officer's Certificate");

                (iii) a copy of the countersigned employment offer letters, substantially in the form attached hereto as Exhibit B (with such changes as may be agreed to by the parties thereto), duly and validly executed by at least 90% of the employees not working exclusively as a part of the Services Business Assets and each of Alan Knight, James Sutherland, Daniel MacKinnon, S. Michael Milinkovich and Dennis Leung; and

                (iv) such other agreements, instruments, certificates and other documents as may be reasonably necessary or appropriate to effectuate completely the transactions contemplated hereby and each of the Transaction Documents.

        Section 2.07 FURTHER ASSURANCES. At any time and from time to time after the Closing Date, at the request of Buyer and without further consideration, each Shareholder (and, as and to the extent necessary or appropriate, the Group Companies or their officers) will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, the Shares.

        Section 2.08 CONSUMMATION OF CLOSING. All acts, deliveries and confirmations comprising the Closing regardless of chronological sequence shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery or confirmation of the Closing and none of such acts, deliveries, or confirmations shall be effective unless and until the last of the same shall have occurred; provided, however, that the documents tabled in respect of the sale and purchase of the Shares in accordance herewith shall not be released from escrow until 4 p.m. on the next business day after the closing of the BEA Stock Purchase Agreement (the "Effective Time"), or such other time or date as may be agreed to by the parties hereto.

        Section 2.09 PURCHASE PRICE ADJUSTMENT

           (a) Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties contained herein, on the Closing Date Buyer shall pay $6,000,000 (the "Holdback Amount") to State Street Bank and Trust Company of California, N.A. (the "Holdback Agent"), in federal funds by wire transfer to the bank account designated by the Holdback Agent, for application in accordance with Section 11.05(b) and the holdback agreement (the "Holdback Agreement"), to be entered into among the Representative, Buyer and the Holdback Agent on or prior to the Closing Date, substantially in the form attached hereto as Exhibit C (with such changes as may be agreed to by the parties thereto). The parties hereto agree that the Holdback Amount belongs to Buyer until such time as any part thereof is to be paid to the Shareholders and the Unit Shareholders in accordance with paragraph (b) below.

           (b) In the event that any of the Holdback Amount shall not have been paid or is not payable to Buyer or its designee in accordance with the Holdback Agreement following the final, non-appealable resolution of any and all TOPLink Software Claims or TOPLink Software Liability (the "Holdback Balance"), then the Holdback Agent shall pay to the Shareholders and the Unit Shareholders in accordance with the Holdback Agreement, as an adjustment, the Holdback Balance. This adjustment to the purchase price relates to underlying goodwill, the value of which cannot reasonably be expected to be agreed upon as of the Closing Date.

           (c) In the event that TOP or TOP US shall have actually received monies in payment of an award in connection with a favorable judgment in respect of any of their counter or cross-claims in the Persistence Actions, then Buyer shall pay to the Shareholders and the Unit Shareholders as soon as practicable after the receipt thereof, as a purchase price adjustment, and in proportion to their interests in and to the Holdback Amount as set forth in Schedules 1 and 2 hereto, the after-tax proceeds therefrom to the extent that any amount of the Holdback Amount has been paid to Buyer, TOP or TOP US or any of their Affiliates (as of immediately after the Closing Date) in accordance with this Agreement and the Holdback Agreement.

        Section 2.10 SECTION 116 OF THE INCOME TAX ACT (CANADA)

           (a) Each of the Unit Shareholders who are non-residents of Canada as disclosed in Schedule 2 hereto (the "Non-Resident Shareholders") shall, on or before Closing, deliver to the Buyer a certificate, satisfactory in form and substance to the Buyer, issued by the Canada Customs and Revenue Agency pursuant to subsection 116(2) of the Income Tax Act (Canada) (a "Section 116 Certificate") in respect of the proposed disposition by the Non-Resident Shareholder of the Non-Resident Shareholder's Shares. Each Section 116 Certificate shall specify a "certificate limit" in an amount no less than the proportion of the Purchase Price payable to such Non-Resident Shareholder (the "Non-Resident Shareholder's Purchase Price").

(b) In the event that a Section 116 Certificate required under Section 2.10(a) has not been delivered by a Non-Resident Shareholder to the Buyer on or before Closing, or in the event that a Section 116 Certificate that is delivered by a Non-Resident Shareholder to the Buyer on or before Closing specifies a "certificate limit" that is less than the Non-Resident Shareholder's Purchase Price, the Buyer shall be entitled to withhold from the Non-Resident

Shareholder's Purchase Price an amount equal to 33 1/3% of the Non-Resident Shareholder's Purchase Price (the "Withheld Amount"). The Withheld Amount shall be remitted to the Receiver General of Canada on the day that the Withheld Amount is required to be so remitted pursuant to subsection 116(5) of the Income Tax Act (Canada) (the "Remittance Date").

           (c) Notwithstanding the foregoing, if a Non-Resident Shareholder delivers a Section 116 Certificate or a replacement Section 116 Certificate to the Buyer at any time after Closing and at least two business days prior to the Remittance Date, the Buyer shall pay the Withheld Amount to the Non-Resident Shareholder provided that the "certificate limit" specified in such Section 116 Certificate is not less than the nonresident Shareholder's Purchase Price.

           (d) In any case where the Buyer withholds and remits to the Receiver General of Canada any amount pursuant to this Section 2.10, the Buyer shall be deemed to have paid such amount to the Non-Resident Shareholder on account of the Non-Resident Shareholder's Purchase Price.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF THE GROUP COMPANIES
                        AND THE CONTROLLING SHAREHOLDERS

        Each Group Company and the Controlling Shareholders jointly and severally represent and warrant to Buyer as of the date hereof and, except where specifically provided herein to be as of the date hereof, as of the Closing Date as follows:

        Section 3.01 CORPORATE EXISTENCE AND POWER. Each Group Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Each Group Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Without limiting the effect of the foregoing, the parties hereto acknowledge that TOP is not registered as a foreign corporation under the laws of the State of North Carolina. Each Group Company has heretofore delivered or, on or prior to the Closing Date, will deliver, to Buyer true and complete copies of its respective organizational documents as currently in effect.

        Section 3.02 CORPORATE AUTHORIZATION AND AUTHORITY. Each Group Company has the corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party. This Agreement, and the other Transaction Documents to which it is a party, have been duly authorized and approved by all necessary corporate action on the part of each Group Company. This Agreement has been duly executed and delivered by each Group Company and assuming that it has been executed and delivered by Buyer, constitutes a legal, valid and binding obligation of each Group Company, enforceable against such Group Company in accordance with its terms, except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion and except that a court of competent jurisdiction may find the provisions of Section 6.04 to be unenforceable in whole or in part. Each of the other Transaction Documents to which each Group Company is a party, when executed and delivered in accordance with the terms hereof and assuming that each such Transaction Document has been duly executed and delivered by the other parties thereto, will constitute the legal, valid and binding obligation of such Group Company, enforceable against such Group Company in accordance with its terms, except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion.

        Section 3.03 SUBSIDIARIES.

           (a) Except for TOP US, no Group Company owns, directly or indirectly, any capital stock or ownership interest in or have any direct or indirect equity or ownership interest in any Person that is not a Group Company. TOP US is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and as contemplated to be conducted. TOP US is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. TOP US has heretofore delivered or, on or prior to the Closing Date, will deliver, to Buyer true and complete copies of its articles of incorporation and bylaws as then in effect.

           (b) All the outstanding capital stock of TOP US has been duly authorized and validly issued, is fully paid and non-assessable and is owned by TOP free and clear of all Liens. Except as set forth in this Section 3.03 and except as set forth in Schedule 3.03, there are no outstanding or authorized (i) shares of capital stock or voting securities of TOP US, (ii) securities of TOP US or the Company convertible into, exercisable for or exchangeable for shares of capital stock or voting securities of TOP US or (iii) options, warrants, purchase rights, calls, commitments, subscription rights, conversion rights, exchange rights, stock appreciation, phantom stock, profit participation, or similar rights to acquire from the Company or TOP US, or similar obligations of TOP US to issue, any capital stock, voting securities or securities convertible into, exercisable for or exchangeable for capital stock or voting securities of TOP US (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Company or TOP US to repurchase, redeem or otherwise acquire Subsidiary Securities. There are no statutory or contractual shareholders' rights relating to the acquisition (including, without limitation, rights of first refusal, pre-emptive rights and anti-dilution rights), disposition, registration under the Securities Act or other similar rights with respect to the Subsidiary Securities. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of TOP US.

        Section 3.04 EFFECT OF AGREEMENT ON THE GROUP COMPANIES. Except as set forth in Schedule 3.04, neither the execution and delivery of this Agreement or the Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby will (i) result in the acceleration, breach or termination of, or the creation in any party of the right to accelerate, terminate, modify, cancel or require any notice under, any contract, lease, license, instrument or other arrangement, or other obligation or liability to which any Group Company or any Subsidiary is a party or is bound or to which any Group Company's or any Subsidiary's assets are subject, (ii) conflict with, violate or result in a breach of any provision of the organizational documents of any Group Company or any Subsidiary, (iii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction or decree applicable to any Group Company or any Subsidiary or by which any of their respective assets is bound or affected, except where such conflict or violation could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or (iv) result in the creation of any Lien upon the Shares or any assets, tangible or intangible, of any Group Company or any Subsidiary.

        Section 3.05 CAPITALIZATION.

           (a) The authorized capital stock of the Company consists of an unlimited number of Common Shares. As of the date hereof, there were outstanding 21,250,000 Common Shares, all of which are held of record by Holdings, free and clear of all Liens. The authorized capital stock of 1004155 consists of an unlimited number of common shares. Preferred "A" shares, Preferred "B" shares, Preferred "C" shares, Preferred "D" shares, Preferred "E" shares and Preferred "F" shares. As of the date hereof, there were outstanding 10 common shares, 90,000 Preferred "B" shares, 1,000,000 Preferred "C" shares, 1,159,968 Preferred "D" shares, 910,000 Preferred "E" shares and 100 Preferred "F" shares, all of which are held of record by the Shareholders in the amounts set forth opposite each such Shareholder's name in Schedule 1, free and clear of all Liens. The authorized capital stock of 1004156 consists of an unlimited number of common shares, Preferred "A" shares, Preferred "B" shares, Preferred "C" shares, Preferred "D" shares, Preferred "E" shares and Preferred "F" shares. As of the date hereof, there were outstanding 10 common shares, 90,000 Preferred "B" shares, 1,000,000 Preferred "C" shares, 1,159,968 Preferred "D" shares, 910,000 Preferred "E" shares and 100 Preferred "F" shares, all of which are held of record by the Shareholders in the amounts set forth opposite each such Shareholder's name in Schedule 1, free and clear of all Liens. The authorized capital stock of 1004157 consists of an unlimited number of common shares, Preferred "A" shares, Preferred "B" shares, Preferred "C" shares, Preferred "D" shares, Preferred "E" shares and Preferred "F" shares. As of the date hereof, there were outstanding 10 common shares, 20,000 Preferred "B" shares, 480,034, Preferred "C" shares, 1,508,379 Preferred "E" shares and 100 Preferred "F" shares, all of which are held of record by the Shareholders in the amounts set forth opposite each such Shareholder's name in Schedule 1, free and clear of all Liens. The authorized capital stock of Holdings consists of an unlimited number of Class "A" common shares, Class "B" common shares, Class "C" common shares, Preferred "A" shares, Preferred "B" shares, Preferred "C" shares, Preferred
"D" shares, Preferred "E" shares and Preferred "F" shares. As of the date hereof, there were outstanding 45 Class "A" common shares, 25 Class "B" common shares, 15 Class "C" common shares, 12,499,985 Preferred "A" shares and 100 Preferred "C" shares, all of which are held of record as follows: (i) 45 Class "A" common shares and 5,624,944 Preferred "A" shares are held of record by 1004155; (ii) 25 Class "B" common shares and 6,624,944 Preferred "A" shares are held of record by 1004156; (iii) 15 Class "C" common shares and 1,250,097 Preferred "A" shares are held of record by 1004157; and (iv) 50 Preferred
"C" shares are held of record by each of John Pugh and Wilf Lalonde; in each case, free and clear of all Liens.

           (b) All Shares have been, or when issued will be, duly authorized and validly issued, are fully paid and non-assessable and the holders thereof are not, or will not be, entitled to any preemptive or other similar rights. Except as set forth in this Section 3.05 and except as set forth in Schedule 3.05, there are no outstanding or authorized (i) shares of capital stock or voting securities of any Group Company, (ii) securities of any Group Company or any Subsidiary convertible into, exercisable for or exchangeable for shares of capital stock or voting securities of any Group Company or (iii) options, warrants, purchase rights, calls, commitments, subscription rights, conversion rights, exchange rights, stock appreciation, phantom stock, profit participation, or similar rights to acquire from any Group Company, or similar obligations of any Group Company to issue, any capital stock, voting securities or securities convertible into, exercisable for or exchangeable for capital stock or voting securities of any Group Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Group Company Securities"). There are no outstanding obligations of any Group Company to repurchase, redeem or otherwise acquire any Group Company Securities. There are no statutory or contractual shareholders' rights relating to the acquisition (including, without limitation, rights of first refusal, pre-emptive rights and anti-dilution rights), disposition, registration under the Securities Act, or other similar rights with respect to any Group Company Securities. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of any Group Company.

           (c) Each Unit Shareholder owns, or will own as of immediately prior to the Closing, the Shares set forth opposite its name in Schedule 2 hereto (which in the aggregate and together with the Shares held by the Shareholders represent all of the issued and outstanding shares of capital stock of the Company) free and clear of any Lien, restriction on sale or transfer (other than restrictions imposed by applicable securities laws), preemptive right, limitations on voting rights or options and has the authority to dispose of such Shares in connection with this Agreement.

        Section 3.06 GOVERNMENTAL AUTHORIZATION. Except as set forth in Schedule 3.06, the execution, delivery and performance by any Group Company of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency, or official, excluding Tax filings and documents related to the employment of employees of the Group Companies or TOP US.

        Section 3.07 FINANCIAL STATEMENTS.

TOP has delivered to Buyer (i) unconsolidated audited (a) balance sheets of TOP as of July 31, 1997 and 1998, (b) the related statements of income, changes in stockholders equity, and cash flows for each such fiscal year then ended, and
(c) all related notes and schedules; and (ii)(a) unaudited balance sheets of each of TOP and TOP US as of July 31, 1999, (b) the related statements of income and changes in stockholders equity for the period then ended, and (c) all related notes and schedules, all of which have not been audited by TOP's independent public accountant (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, subject to any qualifications set forth in the applicable notes and schedules, present fairly, the financial condition of the Company and the Subsidiaries as of such dates and the results of operations of the Company and the Subsidiaries for such periods, include all adjustments that are necessary for a fair presentation of the information shown, are correct and complete, and are consistent with the books and records of the Company and the Subsidiaries (which books and records are true and complete in all material respects). The Financial Statements reflect reserves appropriate and adequate for all known liabilities and reasonably anticipated losses as required by GAAP (including appropriate and adequate reserves for inventory, bad debt and accrued liabilities.) The Company has disclosed to Buyer all material facts relating to the preparation of the Financial Statements, including the basis of accounting for affiliated transactions, and the Company has delivered to Buyer complete and correct copies of all letters of representation from the Company to its accountants in connection with the audited Financial Statements and all management letters from the accountants to the Company.

        Section 3.08 ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 3.08, since the Balance Sheet Date, the Group Companies and the Subsidiaries have conducted their respective businesses in the ordinary and usual course and, except pursuant to or as contemplated under any Transaction Documents or the BEA Stock Purchase Agreement, there has not been any Material Adverse Effect and there is no condition or development or contingency of any kind existing that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, except as set forth in
Schedule 3.08 and in the transactions contemplated by this Agreement or the BEA Stock Purchase Agreement, since the Balance Sheet Date, there has not been, occurred or arisen, considered individually or in the aggregate:

           (a) any issuance or sale or authorization of the issuance or sale of any shares of capital stock or other securities of any Group Company or Group Company Securities relating to shares of capital stock or other securities of any Group Company or any shares of capital stock or other securities of any Subsidiary or Subsidiary Securities relating to shares of capital stock or other securities of any Subsidiary;

           (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of any Group Company or any Subsidiary, or any direct or indirect repurchase, redemption, retirement, purchase or other acquisition by any Group Company or any Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interests in, any Group Company or any Subsidiary;

           (c) any amendment of any term of any outstanding security of any Group Company or any Subsidiary;

           (d) other than in the ordinary and usual course of business, any incurrence, assumption or guarantee by any Group Company or any Subsidiary of any indebtedness for (i) borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property or services for which any Group Company or any Subsidiary or their respective assets is liable, (ii) unfunded amounts under a loan agreement, letter of credit, or other credit facility for which any Group Company or any Subsidiary could be liable, if such amounts were advanced under the credit facility, (iii) amounts to be paid as a guaranteed payment or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) obligations under leases that constitute capital leases, and (v) under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether any Group Company or any Subsidiary is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations any Group Company or any Subsidiary otherwise assures a creditor against loss, other than in the ordinary and usual course of business consistent with past practice;

           (e) any Lien on any asset of any Group Company or any Subsidiary, which Lien, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

           (f) any making of any loan, advance or capital contributions to or investment in any Person;

           (g) any damage, destruction or other casualty loss affecting the business or assets of any Group Company or any Subsidiary that is either not fully covered by insurance or which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

           (h) any transaction or commitment made, or any contract or agreement entered into, by any Group Company or any Subsidiary relating to their respective assets or business (including the acquisition or disposition of any assets) or any relinquishment by any Group Company or any Subsidiary of any contract or other right (direct or indirect, whether alleged, contingent or otherwise), other than transactions and commitments in the ordinary and usual course of business;

           (i) any sale, assignment, transfer or grant of any license or sublicense with respect to any Intellectual Property Right or other intangible asset used or useful in the business of the Company or any Subsidiary, other than transactions and commitments in the ordinary and usual course of business;

           (j) any incurrence or payment of any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheets and current liabilities incurred since the Balance Sheet Date in the ordinary and usual course of business consistent with past practice;

           (k) any change in any method of accounting or accounting practice by the Company, except for any such change after the date hereof required by reason of a concurrent change in GAAP;

           (1) other than transactions or commitments in the ordinary and usual course of business or as required by applicable law, any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of any Group Company or any Subsidiary (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any director, officer or employee of any Group Company or any Subsidiary, or (iii) change in compensation or other benefits payable to any director, officer or employee of any Group Company or any Subsidiary pursuant to any severance or retirement plans or policies thereof, in each case;

           (m)any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of any Group Company or any Subsidiary, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of any Group Company or any Subsidiary;

           (n) acceleration of the collection of accounts receivable, delay in the payment of accounts payable and other accrued liabilities, deferral of maintenance and other expenses, or other increase in cash on hand, in each case other than in the ordinary course of business;

           (o) any other occurrence, event, incident, action, failure to act, or transaction outside the ordinary and usual course of business involving any Group Company or any Subsidiary, which individually or collectively could reasonably be expected to have a Materially Adverse Effect; or

           (p) no Group Company nor any Subsidiary has committed to enter into, or is it the intention or expectation of the Company or any Subsidiary to enter into any of the foregoing.

        Section 3.09 NO UNDISCLOSED MATERIAL LIABILITIES. There are no material liabilities of any Group Company or any Subsidiary, considered individually or in the aggregate, of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

           (a) liabilities provided for in the Balance Sheets or disclosed in the notes thereto;

           (b) liabilities disclosed on Schedule 3.09;

           (c) liabilities incurred for accounts payable and any accruals of current liabilities since the Balance Sheet Date in each case in type and amounts which are accrued in the ordinary and usual course of the Company's or any Subsidiary's business; and

           (d) TOPLink Software Liabilities.

        Section 3.10 RELATED PARTY TRANSACTIONS. There are no transactions and agreements between any Group Company or any Subsidiary, on the one hand, and any Shareholders, suppliers, customers or other parties ("Related Parties"), on the other hand, where an officer, director, employee or holder of 5% or more of the outstanding equity of such Related Patty is, or is an Immediate Family Member of, an officer, director, employee or holder of 5% or more of the outstanding capital stock of any Group Company, except for the Consulting Agreement, dated as of August 1, 1998, between TOP and Learning Dimensions Inc.

        Section 3.11 MATERIAL CONTRACTS.

           (a) Except (A) for the agreements disclosed in Schedule 3.11 (which agreements are referred to herein as "Material Agreements", and each a "Material Agreement"), (B) for the agreements constituting Services Business Assets, and
(C) pursuant to or as contemplated under the BEA Stock Purchase Agreement or any of the Transaction Documents, no Group Company nor any Subsidiary is currently a party to or bound by:

               (i) any lease (whether of real or personal property) providing for annual rentals of $10,000 or more;

               (ii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets that provides for either (A) annual payments by any Group Company or any Subsidiary of $10,000 or more or (B) aggregate payments by any Group Company or any Subsidiary of $50,000 or more;

               (iii) any consulting services, sales, distribution or other similar agreement providing for the sale by any Group Company or any Subsidiary of materials, supplies, goods, services, equipment or other assets that provides for either (A) annual payments to any Group Company or any Subsidiary of $25,000 or more or (B) aggregate payments to any Group Company or any Subsidiary of $50,000 or more;

               (iv) any partnership, joint venture or other similar agreement or arrangement;

               (v) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

               (vi) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement (A) with an aggregate outstanding principal amount not exceeding 525,000 and (B) which may be prepaid on not more than 30 days notice without the payment of any penalty;

               (vii) any license, franchise or similar agreement that provides for either (A) annual payments to or from any Group Company or any Subsidiary of $10,000 or more or (B) aggregate payments to or from any Group Company or any Subsidiary of 550,000 or more;

               (viii) any agency, dealer, sales representative, marketing or other similar agreement that provides for either (A) annual payments by any Group Company or any Subsidiary of $10,000 or more or (B) aggregate payments by any Group Company or any Subsidiary of $550,000 or more;

               (ix) any agreement that limits the freedom of any Group Company or any Subsidiary to compete in any line of business or with any Person or in
an), area or which could so limit the freedom of any Group Company or any Subsidiary;

               (x) any agreement with any other Person directly or indirectly owning, controlling or holding with power to vote 5% or more of the outstanding voting securities of any Affiliate, which agreement will not have been terminated on or prior to the Closing Date in accordance with this Agreement;

               (xi) any agreement with any director, officer or employee of any Group Company or any Subsidiary or with any "associate" or any member of the "immediate family" (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any such director, officer or employee;

               (xii) any other agreement, commitment, arrangement or plan not made in the ordinary and usual course of business; or

               (xiii) any agreement under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Effect.

           (b) Each Group Company and each Subsidiary has paid in full all amounts due and required to be paid as of the date hereof under each Material Agreement required to be identified and will have satisfied in full all of its liabilities, agreements and obligations thereunder due and required to be paid prior to the Closing. All of the Material Agreements listed are in full force and effect. Each Group Company and each Subsidiary and each other party thereto have performed all of the obligations required to be due, paid or performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any Material Agreement except where any such failures to perform and defaults could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Group Companies, any Subsidiary or the Controlling Shareholders has any present intention of not fully performing or expectation of not being able to fully perform all of its obligations under each Material Agreement, and none of the Group Companies, any Subsidiary or the Controlling Shareholders has any knowledge of any breach or anticipated breach by any other party to any contract or commitment to which any Group Company or any Subsidiary is a party. There exists no actual or threatened termination, cancellation or limitation of the business relationship of any Group Company or any Subsidiary with any party to any such Material Agreement.

           (c) The Company and each Subsidiary has listed in Schedule 3.11 its ten largest customers of software products for the fiscal year ended July 31, 1999 (determined on the basis of both revenues and bookings during such period), and the revenues and bookings for each customer during those periods. Except as set forth on Schedule 3.11, none of these customers has reduced or terminated, or has notified the Company or any Subsidiary in writing that it intends to reduce or terminate, the amount of its business with the Company or any Subsidiary.

        Section 3.12 LITIGATION.

           (a) Except for the Persistence Actions, there is no action, suit, investigation or proceeding pending against or threatened against or affecting, any Group Company or any Subsidiary or any of their respective assets before any court or arbitrator or any governmental body, agency or official, nor is there any basis therefor. None of the Group Companies, any Subsidiary or the Controlling Shareholders has any reason to believe that any such action, suit, investigation or proceeding will be brought against any Group Company or any Subsidiary.

           (b) No director or officer of any Group Company or any Subsidiary has been convicted in a criminal proceeding in respect of which a pardon has not been granted, is a named subject of a criminal proceeding which is presently pending (excluding traffic violations and other minor offenses) or is to the knowledge of such Person the subject of a criminal investigation.

        Section 3.13 COMPLIANCE WITH LAWS AND COURT ORDERS; NO DEFAULTS. No Group Company nor any Subsidiary is in violation of, nor has since the Balance Sheet Date violated, any provisions of any laws, statutes, ordinances, regulations, administrative interpretations, judgements, injunctions, orders, policies or decrees of any court or governmental or administrative authority that are applicable to any Group Company or any Subsidiary or their respective assets, except for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        Section 3.14 PROPERTIES.

           (a) Except as set forth on Schedule 3.14, the Company and each Subsidiary has good title to, or in the case of leased property has valid leasehold interests in, all personal property and assets (whether tangible or intangible) leased in its name and reflected on its Balance Sheet or acquired or leased after the Balance Sheet Date, except for property and assets sold since the Balance Sheet Date in the ordinary and usual course of business or pursuant to the BEA Stock Purchase Agreement. The Company and each Subsidiary has valid leasehold interests in all real leased property leased in its name and reflected on its Balance Sheet or leased after the Balance Sheet Date. None of such property or assets (whether real or personal) is subject to any Liens, except:

               (i) Liens disclosed on the Balance Sheets;

               (ii) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Balance Sheets); or

               (iii) Liens disclosed in Schedule 3.14

           (b) Except as set forth in Schedule 3.14, the equipment owned by the Company and the Subsidiaries has been maintained consistently with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted) and are adequate and suitable for their uses.

           (c) Except as disclosed in Schedule 3.14, the property and assets owned or leased by the Company and the Subsidiaries, taken together with Services Business Assets, or which they otherwise has the right to use, constitute all of the property and assets held for use or used in connection with the business of the Company and the Subsidiaries and are adequate to conduct such business.

        Section 3.15 PRODUCTS.

           (a) Each of the software products produced or developed by the Company or any Subsidiary is, and at all times up to and including the sale thereof by the Company or any Subsidiary (a) has been in compliance in all material respects with all applicable federal, state, and local laws and regulations and (b) conforms in all material respects to any promises or affirmations of fact made on the container or label for such product or in connection with its sale, subject to returns, repairs, defects and allowances consistent with past practice.

           (b) Each product contains adequate warnings of any material design defect, presented in a reasonably prominent manner, in accordance with applicable laws, rules and regulations and current industry practice with respect to its contents and use.

           (c) Schedule 3.15(c) contains a list of all proprietary software developed by the Company or any Subsidiary and currently sold, licensed or otherwise used by the Company or any Subsidiary in their respective business, and any and all enhancements, upgrades, customizations, modifications and maintenance thereof (the "Proprietary Software"). Schedule 3.15(c) contains a list of all software other than Proprietary Software which is currently distributed, licensed or otherwise used by the Company or any Subsidiary, in their respective businesses, and any and all enhancements, upgrades, customizations, modifications, and maintenance thereof, but excluding any such item that constitutes a Services Business Asset, (the "Licensed Software"). The Proprietary Software containing or calling on a calendar function including without limitation, any function indexed to the CPU clock, and any function providing specific dates or days, or calculating spans of dates or days, records, stores, processes, provides, and, where appropriate, inserts true and accurate dates and calculations for dates and spans including, without limitation, dates and date calculations in and between the 20th and 21st centuries.

           (d) The Proprietary Software and the Licensed Software used by the Company or any Subsidiary, operates in substantial conformity with its user documentation and other descriptions and standards applicable thereto provided by the Company or any Subsidiary, and the Proprietary Software does not contain any known virus, timer, clock, counter or other limiting design, instruction or routine, that would erase data, programming or become inoperable or otherwise incapable of being used in the full manner for which it was designed and created nor has any of the Company, any Subsidiary or the Controlling Shareholders been informed that the Licensed Software has any such problems.

           (e) The Company or a Subsidiary is the sole and exclusive owner of all right, title and interest in and to the Proprietary Software, and has the right to use, execute, reproduce, display, advertise, modify, prepare or have prepared derivative works based upon, and has the right to distribute, exploit, sell, transfer, license or lease all versions and releases of the Proprietary Software. No Person other than (a) the Company, (b) any Subsidiary, or (c) current customers of the Company or any Subsidiary, who have either signed a license agreement with the Company or such Subsidiary, has any right or interest of any kind or nature in or to the Proprietary Software or any portion thereof including any right to sell, license, lease, transfer, distribute, use or otherwise exploit the Proprietary Software other than through the licensing of object code versions of the Proprietary Software. All of the Proprietary Software was created by regular full-time employees of the Company or a Subsidiary, and all such employees have waived their moral rights in and to the Proprietary Software. To the extent that any author or developer of the Proprietary Software was not a regular full-time employee of the Company or a Subsidiary at the time such Person contributed to such Proprietary Software and has waived his or her moral rights in and to such contribution. With respect to the Proprietary Software: (a) the Company or Subsidiary maintains machine-readable, master-reproducible copies, source code listings, technical documentation and user manuals for the most current releases or versions thereof and for all earlier releases or versions thereof currently being supported by the Company or any Subsidiary; and (b) it can be maintained and modified by reasonable competent programmers familiar with such language, hardware and operating systems. Notwithstanding anything to the contrary in this paragraph
(e), it is acknowledged that the claims and allegations, even if true, made in the Persistence Actions against TOP and TOP US shall not be a breach of this paragraph (e).

        Section 3.16 INTELLECTUAL PROPERTY.

           (a) Schedule 3.16 contains a list of all Intellectual Property Rights owned or licensed and used or held for use by the Company or any Subsidiary, including, without limitation, Intellectual Property Rights in and to the Proprietary Software and the Licensed Software, but excluding all such items that constitute Services Business Assets, ("Company Intellectual Property Rights"), specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right;
(iii) the jurisdictions by or in which such Intellectual Property Right is or has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and (iv) licenses, sublicenses and other agreements as to which the Company or any Subsidiary is a party and pursuant to which any Person is authorized to use such Intellectual Property Right, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

           (b) The Company Intellectual Property Rights constitute all Intellectual Property Rights necessary for the operation of the Company's and the Subsidiaries' businesses as presently conducted and as proposed to be conducted by the Company or TOP US. The Company Intellectual Property Rights will be owned or available for use by the Company and the Subsidiaries on identical terms and conditions immediately subsequent to the Closing hereunder. No Company Intellectual Property Rights are involved in any interference or re-examination or cancellation or opposition or expungement or amendment or abandonment proceeding and none of the Company, any Subsidiary or the Controlling Shareholders has been notified or alerted that any such proceeding will hereafter be commenced. Except as set forth in Schedule 3.16, none of the Company, any Subsidiary or any Shareholder, as to itself, has any knowledge of any basis for provoking or initiating an interference or opposition proceeding with respect to any Intellectual Property Right held or used by others, and does not have any basis for believing that any of the Company Intellectual Property Rights are being infringed by others. Each Person that has contributed to the conception, reduction to practice, invention, authorship, creation or development of any Company Intellectual Property Rights owned by the Company or any Subsidiary has waived his or her moral rights in any copyright works within such Company Intellectual Property Rights owned by the Company and each Subsidiary, including without limitation the right to the integrity of such copyright works, the right to be associated with such copyright works and the right to modify such copyright works.

           (c) Except for the Persistence Actions and as set forth in Schedule 3.16, no Group Company nor any Subsidiary is, or has been, a defendant in any action, suit, investigation or proceeding relating to, or otherwise been notified of, any alleged claim or infringement of the Company Intellectual Property Rights, and (i) no Group Company, any Subsidiary or the Company Intellectual Property Rights have infringed or are infringing on the intellectual property of any third party, and (ii) no Group Company, any Subsidiary or the Controlling Shareholders has any knowledge of any continuing infringement by any third party of any Company Intellectual Property Right. Except as set forth on Schedule 3.16 or pursuant to the BEA Stock Purchase Agreement, no Group Company nor any Subsidiary has entered into any agreement to indemnify any other Person against any charge of infringement, misappropriation or other conflict with respect to any Intellectual Property Right.

           (d) The Company has delivered to Buyer correct and complete copies of all of the Company's and the Subsidiaries' patents, registrations and applications and material licenses, agreements, and permissions (as amended to date) relating to Company Intellectual Property Rights not constituting Services Business Assets and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such Company Intellectual Property Right. With respect to each Intellectual Property Right that the Company or any Subsidiary owns and subject to the Persistence Actions:

               (i) all patents, industrial designs, copyrights, trademarks and integrated circuit topographies included in the Company Intellectual Property Rights and which are registered are valid and in full force (excluding the registered US trademark for "TOP Link");

               (ii) the Company and each Subsidiary possess all right, title, and interest in and to the item;

               (iii) the item is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge;

               (iv) action, suit, proceeding, hearing, investigation, claim, or demand pending or threatened which challenges the legality, validity, enforceability, use, or ownership of the Intellectual Property Right; and

               (v) the item is not subject to any lien, security interest or other encumbrance.

           (e) Except as set forth in Schedule 3.16, the Company has supplied Buyer with correct and complete copies of all licenses, sublicenses, agreements, and permissions (as amended to date) with respect to such Intellectual Property Right. With respect to each such Intellectual Property Right and subject to the claims made in the Persistence Actions:

               (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

               (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

               (iii) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time could constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

               (v) with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct in all material respects with respect to the license under which the sublicense has been granted;

               (vi) except as set forth in Schedule 3.16, with respect to each license, sublicense, agreement or permission, the item of the Intellectual Property Right under each such license, sublicense, agreement or permission is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge; and

               (vii) except as set forth in Schedule 3.16, with respect to each license, sublicense, agreement or permission, no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or threatened which challenges the legality, validity, or enforceability of the item of the Intellectual Property Right under each such license, sublicense, agreement or permission.

           (f) Notwithstanding the foregoing, the Parties hereto acknowledge and agree that the failure of TOP or any Subsidiary to register or apply for registration in relation to any Company Intellectual Property Rights shall not be a breach of this Section 3.16; provided, however, that this paragraph (f) shall not apply to any claim by a third-party that any Company Intellectual Property Right infringes the Intellectual Property Rights of such third-party.

        Section 3.17 INSURANCE COVERAGE. Schedule 3.17 correctly describes each insurance policy and fidelity bond relating to the assets, business, operations, employees, officers or directors of the Company and the Subsidiaries. There is no claim by the Company or any Subsidiary pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been paid timely and the Company and the Subsidiaries has otherwise complied fully with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) are in full force and effect. Such policies and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of the Company and the Subsidiaries. There is no threatened termination of, premium increase with respect to, or material alteration of coverage under, any of such policies or bonds. Except as disclosed in Schedule 3.17, the Company and the Subsidiaries shall after the Closing continue to have coverage under such policies and bonds with respect to events occurring prior to the Closing.

        Section 3.18 LICENSES AND PERMITS.

           (a) Schedule 3.18 correctly describes each license, franchise, permit or other similar authorization and all approvals of governmental or regulatory authorities affecting, or relating in any way to, the assets or business of the Group Companies and the Subsidiaries which are material thereto (the "Permits") together with the name of the government agency or entity issuing such Permit. Except as set forth on the Schedule 3.18, such Permits are valid and in full force and effect and none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby, except where such impairment or termination, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

           (b) The Group Companies and the Subsidiaries have all Permits and all approvals of governmental or regulatory authorities as are required to operate their respective businesses as presently conducted and as presently proposed to be conducted in each jurisdiction where it is engaged in such activity, except where the failure to have or maintain such Permits or approvals would not have a Material Adverse Effect.

        Section 3.19 RESERVED.

        Section 3.20 LOANS, NOTES, ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE.
Schedule 3.20 provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Group Companies and the Subsidiaries as of February 29, 2000. Except as set forth on
Schedule 3.20 and except for any receivables payable by Buyer, all receivables
(a) have arisen only from bona fide transactions in the ordinary and usual course of business consistent with past practice, (b) represent valid obligations, (c) are current and collectible in the aggregate face amounts thereof without any counterclaim or set-off when due, except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable that are computed in a manner consistent with GAAP and past practice and are reflected in the Balance Sheet or with respect to receivables arising subsequent to the Balance Sheet Date, in a manner consistent with the books and records of such Group Company or such Subsidiary, and (d) are owned by such Group Company or such Subsidiary free of all Liens. No discount or allowance from any receivable has been made or agreed to (other than customary payment discounts in the ordinary and usual course of business consistent with past practice), and none represents billings prior to actual sale of goods or provision of services which will not be sold or provided within 12 months therefrom. Accounts payable of the Group Companies and the Subsidiaries reflected on the Balance Sheets and all accounts payable arising after the Balance Sheet Date arose, and have arisen, from bona fide transactions.

        Section 3.21 RESERVED.

        Section 3.22 FINDERS' FEES. No investment banker, broker, finder or other intermediary is entitled to any fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Group Company or any Subsidiary.

        Section 3.23 EMPLOYEE BENEFIT PLANS; TERMINATION AND SEVERANCE
AGREEMENTS.

           (a) Schedule 3.23 attached hereto sets forth a complete and accurate list of each pension, retirement, savings, profit sharing, deferred compensation, medical, vision, dental or health plan, or life insurance plan, bonus, incentive and special compensation or other plan or other employee benefit plan, program, contract, arrangement, agreement or understanding, including each employment, termination and severance agreement, contract, arrangement and understanding (whether written or oral) with employees of the Group Companies or the Subsidiaries (hereinafter referred to individually as a "Plan" and collectively as the "Plans") to which each Group Company or any Subsidiary is required to contribute, or which each Group Company or any Subsidiary sponsors or which is otherwise applicable to employees or retirees or categories of employees or retirees of the Group Companies or the Subsidiaries generally.

           (b) All of the Plans are and have been established, registered, qualified, invested and administered, in all respects, in accordance with all laws, regulations, orders or other legislative, administrative or judicial promulgations applicable to the Plans ("Applicable Laws") and in accordance with all understandings, written or oral, between any of the Group Companies and the Subsidiaries and the Employees. All governmental filings pertaining to the Plans that are required to be made prior to the Closing Date have been made or will have been made prior to the Closing. No fact or circumstances exists that could adversely affect the tax-exempt status of a Plan that is intended to be tax-exempt.

           (c) All obligations regarding the Plans have been satisfied, there are no outstanding defaults or violations by any party thereto and no taxes, penalties or fees are owing under, or that may be imposed upon, any of the Plans. The Group Companies and the Subsidiaries, or at least one of them, may unilaterally amend, modify, vary or terminate, in whole or in part, each Plan and suspend contributions under or withdraw surplus from each Plan (or the related trust), subject only to the approvals required by Applicable Laws and other limitations imposed by statute.

           (d) No Plan, nor any related trust or other funding medium thereunder, is subject to any pending investigation, examination or other proceeding, action or claim initiated by any governmental agency or instrumentality, or by any other party (other than routine claims for benefits) and there exists no state of facts which, after notice or lapse of time or both, could reasonably be expected to give rise to any such investigation, examination or other proceeding, action or claim or to affect the registration of any Plan required to be registered with any governmental agency. Further, should any matter arise which could affect the registration of any of the Plans, the appropriate Group Company or Subsidiary will, in a timely fashion, take all steps required to ensure the registration is not affected.

           (e) All contributions or premiums required to be made by any of the Group Companies or the Subsidiaries under the terms of each Plan or by Applicable Laws have been made in a timely fashion in accordance with Applicable Laws and the terms of the Plans, and none of the Group Companies or the Subsidiaries has, and as of the Closing, none of them will have, any liability (other than liabilities accruing after the Closing Date) with respect to any of the Plans. Contributions or premiums will be paid by the Group Companies and the Subsidiaries on an accrual basis for the period up to the Closing even though not otherwise required to be made until a later date in respect of the period that includes the Closing or any prior period.

           (f) No amendments have been made to any Plan and no improvements to any Plan have been promised and no amendments or improvements to a Plan will be made or promised prior to the Closing Date. There have been no improper withdrawals, applications or transfers of assets from any Plan or the trusts or other funding media relating thereto, and none of the Group Companies or the Subsidiaries, nor any of their agents, nor any other person that is a fiduciary with respect to any of the Plans has been in breach of any fiduciary obligation with respect to the Plans or the trust or other funding media relating thereto. Subject to approvals under Applicable Laws and other limitations imposed by statute, the Buyer may amend, revise or merge any Plan or the assets transferred from any Plan with any other arrangement, plan or fund.

           (g) The Group Companies and the Subsidiaries have furnished to the Buyer true, correct and complete copies of all the Plans as amended as of the date hereof together with all related documentation including, without limitation, funding agreements, actuarial reports, funding and financial information returns and statements, all professional opinions (whether or not internally prepared) with respect to each Plan, all material internal memoranda concerning the Plans, copies of material correspondence with all regulatory authorities with respect to each Plan and plan summaries, booklets and personnel manuals. No material changes have occurred to the Plans or are expected to occur which would affect the actuarial reports or financial statements required to be provided to the Buyers pursuant to this Section 3.23.

           (h) Each Plan that is subject to a funding requirement as a matter of Applicable Law or contract is fully funded or fully insured on both an ongoing and solvency basis pursuant to the actuarial assumptions in Schedule 3.23. All employee data necessary to administer each Plan has been provided by the Group Companies and the Subsidiaries to Buyer and is true and correct as of the date hereof, and the Group Companies and the Subsidiaries will notify the Buyer of any changes thereto occurring prior to the Closing Date. No insurance policy or any other contract or agreement affecting any Plan requires or permits a retroactive increase in premiums or payments due thereunder. The level of insurance reserves under each insured Plan is reasonable and sufficient to provide for all incurred but unreported claims.

           (i) Except as disclosed in Schedule 3.23, none of the Plans provides benefits to retired employees or to the beneficiaries or dependents of retired employees.

           (j) There is not now, and there has never been, any trade or business (whether or not incorporated), other than another Group Company or Subsidiary, that would be treated as a single employer with any Group Company or Subsidiary under Section 4001 of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA") or
Section 414(b), (c), (m) or (o) of the Code.

           (k) With respect to any Plan that covers one or more Employee who is a citizen or resident of the United States and that is not excluded from the coverage of Title I of ERISA by reason of being maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens, as provided in Section 4(b)(4) of ERISA (each plan so identified, an "ERISA Plan"): (i) no "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred; (ii) no civil or criminal action under Title I, Subtitle B, Part 5 of ERISA is pending or threatened against any fiduciary of any Plan; (iii) the Company's 401(k) Plan is the only ERISA Plan that is a "pension plan" as defined in Section 3(2) of ERISA (an "ERISA Pension Plan"), and that Plan and its trust are a qualified plan and trust under the Code and the applicable regulations, with respect to which the Internal Revenue Service ("IRS") has issued a favorable determination letter, and nothing has occurred since the date of each determination letter that would affect adversely its qualification and the IRS has not taken any action to revoke any favorable determination with respect to the qualified status of that Plan; (iv) no ERISA Pension Plan has been terminated or merged during the past six years; and (v) the Group Companies have provided to the Buyer a copy of the bond required by Section 412 of ERISA, if any.

           (1) No Plan has been terminated or merged under circumstances that would, under the laws of the applicable jurisdiction, cause any Group Company or any Subsidiary to have liability or potential liability for obligations under the plan with which it was merged with respect to operations of that plan before the merger of plans.

           (m) No Group Company or any Subsidiary is a party to any employment, termination or severance agreement, contract, arrangement or understanding with any employee or former employee of the Group Companies and the Subsidiaries that is not terminable by its terms at will by the applicable employer without cost or penalty, except where such cost or penalty is imposed by statutory law. The purchase by Buyer of the Shares will not result in any obligation of Buyer to pay any employee of the Group Companies and the Subsidiaries (i) severance pay or termination benefits so long as such employee remains employed by Buyer or the applicable Group Company or Subsidiary after the Closing or (ii) "sale of business" for "change of control" bonus or payment, except where such obligation is imposed by statutory law.

        Section 3.24 EMPLOYEE AND LABOR MATTERS.

           (a) Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other contract with or commitment to any labor union or association representing any employee of the Company or any Subsidiary, nor does any labor union or collective bargaining agent represent any employees of the Company or any Subsidiary. No such agreement, contract or other commitment has been requested by, or is under discussion by management of the Company or any Subsidiary (or any management group or association of which the Company or any Subsidiary is a member or otherwise a participant) with, any group of employees or others, nor are there any other current activities known to the Company or any Subsidiary to organize any employees of the Company or any Subsidiary into a collective bargaining unit. There are no pending, or to the knowledge of the Company or any Subsidiary threatened, union grievances against the Company or any Subsidiary as to which there is a reasonable possibility of a material adverse determination. Neither the Company nor any Subsidiary is engaged in any unfair labor practice. There is no unfair labor practice complaint pending or, to the knowledge of the Company or any Subsidiary, threatened against the Company or any Subsidiary. There is, and during the past two years there has been, no labor strike, dispute, slow-down or work stoppage pending, or, to the knowledge of the Company or any Subsidiary, threatened against the Company or any Subsidiary. There are no pending, or, to the knowledge of the Company or any Subsidiary, threatened, charges against the Company or any Subsidiary or any current or former employee, officer or director of the Company or any Subsidiary before the Equal Employment Opportunity Commission or any state or local agency, or governmental authority of a jurisdiction other than the United States, that is responsible for the prevention of unlawful employment practices.

           (b) All employees working in the United States hired by the Company and each Subsidiary on or after November 7, 1986 are authorized for employment by such party in the United States in accordance with the Immigration and Naturalization Act, as amended, and regulations promulgated under that statute, except where the failure to be so authorized, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No allegations of immigration-related unfair employment practices have been made with the Equal Employment Opportunity Commission or the Special Counsel for Immigration-Related Unfair Employment Practices. The Company and each Subsidiary has completed and retained in accordance with the Immigration and Naturalization Service regulations a Form I-9 for all employees working in the United States hired on or after November 7, 1986, except those employees whose employment terminated on or before June 1, 1987. Except as set forth in Schedule 3.24 hereto, none of the employees currently employed by the Company or any Subsidiary is authorized for employment in the United States pursuant to a nonimmigrant visa which authorizes the employee to be employed by the Company or any Subsidiary. All employees working in jurisdictions other than the United States have been hired and are employed in compliance with all applicable laws of the relevant jurisdiction.

        Section 3.25 ENVIRONMENTAL MATTERS. No Group Company nor any Subsidiary is in violation of any federal, state, or local Environmental Laws applicable to it or its properties, or any material limitations, restrictions, conditions, standards, obligations or timetables contained in any Environmental Law. No notice or action alleging such violation is pending or threatened, and no past or present condition or practice of the businesses conducted by any Group Company or any Subsidiary would prevent continued compliance with any Environmental Permits or give rise to any common law or statutory liability or otherwise from the basis of any claim, action or proceeding with respect to any Group Company or any Subsidiary involving any Hazardous Substances. To the knowledge of any Group Company, any Subsidiary or the Controlling Shareholders, the Group Companies and the Subsidiaries have no Environmental Liability.

        Section 3.26 CERTAIN PRACTICES. No Group Company, any Subsidiary or any of their respective directors, officers or employees has, directly or indirectly, given or agreed to give any significant rebate, gift or similar benefit to any supplier, customer, governmental employee or other person who was, is or may be in a position to help or hinder any Group Company or any Subsidiary (or assist in connection with any actual or proposed transaction).

        Section 3.27 RECORDS. The minute books of the Group Companies and the Subsidiaries, as previously made available to the Buyer, accurately reflect as of the date hereof all formal corporate action of the stockholders and the board of directors of the Group Companies and the Subsidiaries and the stock certificate books and stock transfer ledgers thereof are complete and correct in all respects with respect to the matters set forth therein.

        Section 3.28 NO INDEMNIFICATION LIABILITIES. Except pursuant to the BEA Stock Purchase Agreement, there are no known existing liabilities that require any Group Company or any Subsidiary to indemnify any of their respective officers or directors for acts or omissions by such persons acting on behalf of any Group Company or any Subsidiary or, except for the Group Companies' or the Subsidiaries' organizational documents, existing agreements to provide indemnification for such liabilities.

        Section 3.2 9 FULL DISCLOSURE. No representation or warranty of any Group Company or any Subsidiary made in this Agreement or any of the Transaction Documents, including any schedules or exhibits hereto or thereto, nor any written statement furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, furnished to Buyer by any Group Company or any Subsidiary, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading. There is no fact or information known to any Group Company or any Subsidiary which the Group Companies have not disclosed to the Buyer in writing which any Group Company or any Subsidiary presently believes has or could have a Material Adverse Effect other than any changes in the prospects of any Group Company or any Subsidiary which result from developments affecting general economic or industry conditions.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

        Each of the Shareholders hereby severally represents and warrants to Buyer, as to himself or herself only, as of the date hereof and, except where specifically provided herein to be as of the date hereof, as of the Closing Date, as follows:

        Section 4.01 TITLE TO SHARES. Each Shareholder owns, or will own as of immediately prior to the Closing, the Shares set forth opposite its name in
Schedule I hereto (which in the aggregate together with the Unit Shares represent all of the issued and outstanding shares of capital stock of the Company) free and clear of any Lien, restriction on sale or transfer (other than restrictions imposed by applicable securities laws), preemptive right, limitations on voting rights or options and has the authority to dispose of such Shares pursuant to this Agreement.

        Section 4.02 SHAREHOLDER POWER AND AUTHORITY. Each Shareholder has the legal capacity and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which such Shareholder is a party. This Agreement has been duly executed and delivered by each Shareholder and constitutes the legal, valid and binding obligation of such Shareholder, enforceable against the Shareholder in accordance with its terms, except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion, and except that a court of competent jurisdiction may find the provisions of Section 6.04 to be unenforceable in whole or part. Each of the other Transaction Documents to which such Shareholder is a party, when executed and delivered in accordance with the terms hereof and assuming that each such Transaction Document has been duly executed and delivered by the other parties thereto, will constitute the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion.

        Section 4.03 EFFECT OF AGREEMENT ON THE SHAREHOLDERS. Neither the execution and delivery of this Agreement nor the Transaction Documents to which each Shareholder is a party nor the consummation of the transactions contemplated hereby or thereby will (i) result in the acceleration, breach or termination of, or the creation in any party of the right to accelerate, terminate, modify, cancel or require any notice under, any contract, lease, license, instrument or other arrangement, or other obligation or liability to which such Shareholder is a party or is bound or to which the Shareholder's assets are subject, except for any rights that an employee of the Company or any Subsidiary may have by reason of any changes in such employee's employment proposed by Buyer, (ii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction or decree applicable to the Shareholder by which any of his or her respective properties or assets is bound or affected,
(iv) or result in the creation of any Lien upon the Shares or any assets, tangible or intangible, of such Shareholder.

        Section 4.04 LITIGATION. There are no claims, actions, suits, arbitrations, grievances, proceedings or investigations pending or threatened against such Shareholder, at law, in equity or before any federal, state, municipal or other governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

        Section 4.05 SHAREHOLDER AGREEMENTS. Except for the Shareholders Agreement (as defined in Section 10.02(d)) or as set forth on Schedule 4.05, there are no agreements, written or oral, between any Group Company and any Shareholder or between any Shareholders, relating to the acquisition (including, without limitation, rights of first refusal, pre-emptive rights and anti-dilution rights), disposition, registration under the Securities Act, as amended, or other similar rights with respect to the Group Company Securities. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of any Group Company.

        Section 4.06 FULL DISCLOSURE. No representation or warranty of the Shareholders made in this Agreement, nor any written statement furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, heretofore furnished to Buyer by the Shareholders, contains or will contain any statement which constitutes an untrue statement of a material fact or fails or will fail to state a material fact which was necessary to make the statements or facts contained herein or therein not misleading.

        Section 4.07 RESIDENCE. The Shareholders and the Unit Shareholders are not non-residents of Canada for purposes of Section 116 of the Income Tax Act (Canada), except as disclosed in Schedule 2 hereto.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer hereby represents and warrants to the Group Companies and the Shareholders as follows:

        Section 5.01 CORPORATE EXISTENCE AND POWER. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and as contemplated to be conducted by Buyer. Buyer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        Section 5.02 CORPORATE AUTHORIZATION AND AUTHORITY. Buyer has the corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party. This Agreement, and the other Transaction Documents to which it is a party, have been duly authorized and approved by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and assuming that it has been duly executed and delivered by the Company and the Shareholders, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion. Each of the other Transaction Documents to which Buyer is a party, when executed and delivered in accordance with the terms hereof and assuming that each such Transaction Document has been duly executed and delivered by the other parties thereto, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion.

        Section 5.03 GOVERNMENTAL AUTHORIZATION. Except as set forth in Schedule 5.03, the execution, delivery and performance by Buyer of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency, or official, except for those previously made or which will be made prior to Closing and except for Tax filings and documents related to the employment of employees of the Group Companies.

        Section 5.04 EFFECT OF AGREEMENT ON BUYER. Except asset forth in
Schedule 5.04, neither the execution and delivery of this Agreement nor the Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, violate or result in a breach of any provision of the certificate of incorporation or bylaws of Buyer, or (ii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction or decree applicable to Buyer or by which any of its assets is bound or affected.

        Section 5.05 FINDERS' FEES. Except as previously disclosed by Buyer to the Company, no investment banker, broker, finder or other intermediary is entitled to any fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by Buyer.

                                   ARTICLE VI

                            COVENANTS OF THE PARTIES

        Section 6.01 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Each of the parties agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

        Section 6.02 CERTAIN FILINGS. Each of the parties shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, and
(b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

        Section 6.03 PUBLIC ANNOUNCEMENTS. Each of the parties acknowledges the importance of appropriate disclosures in positioning the relationship between the two companies to the distribution channel, the press, customers and others. Each of Buyer, the Group Companies and the Shareholders agree to make no press releases or other public announcements regarding this Agreement without prior written consent of Buyer and TOP.

        Section 6.04 NONCOMPETITION; NONSOLICITATION. In order that Buyer may have and enjoy the benefit of the acquisition of the Company, none of the Shareholders shall directly or indirectly, for a period of three years commencing on the Closing Date, (a) engage (as owner, stockholder, partner or otherwise, except as a holder of fewer than 5% of the outstanding shares or other equity interests of a company whose shares or other equity interests are publicly traded) in any business which directly or indirectly competes with the business of the Company or any Subsidiary as now conducted by the Company or any Subsidiary as of the Closing Date or for which the Company or any Subsidiary has developed a written business plan; (b) solicit work from, or perform work for, any customer of the Company or any Subsidiary for work substantially similar to work performed by the Company or such Subsidiary for the customer; (c) induce any employee of the Company or any Subsidiary to engage in any activity in which such Shareholder is prohibited from engaging by clause (a) or to terminate his or her employment with the Company or any Subsidiary, and will not directly or indirectly employ or offer employment to any person who was employed by the Company or any Subsidiary unless such person shall have been terminated without cause or ceased to be employed by the Company or such Subsidiary for a period of at least 12 months; or (d) make any statement or take any action intended to impair the goodwill or the business reputation of the Company or any Subsidiary, or to be otherwise detrimental to the interests of the Company or any Subsidiary, including any action or statement intended, directly or indirectly, to benefit a competitor of the Company or any Subsidiary. It is expressly understood and agreed that although the Shareholders and Buyer consider the restrictions contained in this Section 6.04 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time and territory or any other restriction contained in this Section 6.04 is an unenforceable restriction against any Shareholder, the provisions of this
Section 6.04 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Section
6.04 is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

        Section 6.05 CONFIDENTIALITY. Each individual Shareholder will treat and hold as such all Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Company or destroy, at the request and option of the Company, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any Shareholder is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that individual will promptly notify the Company of the request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Section 6.05. If, in the absence of a protective order or the receipt of a waiver hereunder, any Shareholder is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that individual may disclose the Confidential Information to the tribunal; provided, however, that the disclosing individual shall use his or her best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

        Section 6.06 NO NEGOTIATIONS. Until the termination of this Agreement in accordance with its terms, no Group Company nor the Shareholders shall initiate discussions with, engage in negotiations with, or provide any information to any corporation, partnership, person or other entity or group involving the possible sale, directly or indirectly, transfer or joint venture with the Company or any Subsidiary, their respective businesses or assets, or the capital stock of any Group Company or any Subsidiary to any person or entity other than Buyer.

        Section 6.07 SALES AND TRANSFER TAXES. All applicable filing, recording, registration, stamp, documentary and other similar Taxes and fees ("Transfer Taxes") that are payable in connection with the sale and transfer of the Shares will be borne solely by Buyer (except to the extent that such Transfer Taxes are required to be paid under applicable legislation by one or more of the Shareholders or Unit Shareholders).

        Section 6.08 OPTIONS OF BUYER'S AFFILIATE. Buyer hereby agrees to cause WebGain, Inc. to grant options to purchase shares of its common stock, with the grant date thereof to be dated as of the date hereof, to those persons listed on the attached Schedule 6.08, in the individual amounts set forth opposite such person's name on such Schedule 6.08 and on such other terms and conditions as are set forth in the stock option plan or plans and related agreements pursuant to which such options will be granted; provided, however, that no such options will be granted, or any such grant shall be cancelled without any payment therefor, to any person who is not a Transferred Employee (as defined in Section
8.01 hereof).

                                  ARTICLE VII

                        TAX REPRESENTATIONS AND COVENANTS

        The Group Companies and the Controlling Shareholders jointly and severally represent, warrant and covenant to Buyer as of the date hereof and as of the Closing Date as follows:

        Section 7.01 TAX DEFINITIONS. The following terms, as used herein, have the following meanings:

        "Pre-Closing Tax Period" means any Tax period ending on or before the Closing Date.

        "Tax" means (a) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real and personal property, environmental, income, goods and services, capital, capital gains, net worth, employer health or windfall profit tax, custom, duty or other tax, levy, impost, fee or other like assessment or charge of any kind whatsoever, including Canada Pension Plan and provincial pension plan contributions, unemployment and employment insurance payments and workers' compensation premiums, together with any installments with respect thereto, together with any interest, penalty, fine, addition-to-tax or additional amount imposed by any governmental authority (domestic, federal, state, provincial, municipal or foreign) (a "Taxing Authority"), whether disputed or not, (b) any liability of any Group Company or any Subsidiary for the payment of any amount of the type described in clause (a) above as a result of being a member of an affiliated, consolidated, combined or unitary group, and (c) any liability of any Group Company or any Subsidiary for the payment of any amount as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amounts of the type described in clauses (a) or (b) above as a result of any express or implied obligation to indemnify any other Person.

        "Tax Asset" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction carryover or any other credit or tax attribute which could reduce Taxes (including, without limitation, credits or other tax attributes which could reduce alternative minimum Taxes).

        "Tax Sharing Agreement" means any existing Tax sharing agreements or arrangements (whether or not written) binding any Group Company or any Subsidiary and any other agreement or arrangement (including any arrangement required or permitted by law) which (a) requires any Group Company or any Subsidiary to make any Tax payment to or for the account of any other person,
(b) affords any other person to utilize any Tax Asset of any Group Company or any Subsidiary to reduce such other person's Taxes, (c) affords any Group Company or any Subsidiary the right to utilize any Tax Asset of any other person to reduce any Taxes of any Group Company or any Subsidiary, (d) requires or permits the transfer or assignment of income, revenues, receipts, or gains, or
(e) requires or permits any Group Company or any Subsidiary to determine its Tax liability by taking into account or by reference to the Tax liability, income, revenues, receipts or gains of any other person.

        Section 7.02 TAX REPRESENTATIONS AND COVENANTS.

            (a) Except as set forth in the Balance Sheets (including the notes thereto) or on Schedule 7.02(a):

                (i) all Tax returns, statements, reports, declarations, remittances, information returns, forms and other documents of every nature (including estimated tax or information returns and reports) required to be filed with any Taxing Authority or in respect of any Taxes or in respect of any other provision in any domestic or foreign, federal, provincial, municipal, state, territorial or other taxing statute with respect to any Pre-Closing Tax Period by or on behalf of any Group Company or any Subsidiary (collectively, the "Returns") have been or will be timely filed with all appropriate Taxing Authorities when due in accordance with all applicable laws except with respect to any Return that is not due until after the Closing Date;

                (ii) with the exception of Return that is not due until after the Closing Date the Returns correctly reflected (and, as to any Returns not filed as of the date hereof, will correctly reflect) in all material respects the facts regarding the income, business, assets, operations, activities and status of the Group Companies and the Subsidiaries and any other information, as required to be shown therein, are correct and complete in all material respects, and no material fact has been omitted therefrom;

                (iii) all Taxes shown as due and payable on the Returns that have been filed, or on any assessments or reassessments in respect of any such Returns have been timely paid in full, or withheld and remitted to the appropriate Taxing Authority;

                (iv) the charges, accruals and reserves for Taxes required to be paid by the Group Companies and the Subsidiaries for any Pre-Closing Tax Period (including any Pre-Closing Tax Period for which no Return has yet been filed) reflected on the Balance Sheets and the books of the Group Companies and the Subsidiaries (excluding any provision for deferred income taxes) are adequate to cover such Taxes in accordance with Canadian generally accepted accounting principles;

                (v) no Group Company nor any Subsidiary is delinquent in the payment of any Tax required to be paid on or prior to the date thereof or has requested any extension of time within which to file any Return, which Return has not yet been filed;

                (vi) no other Taxes in respect of any Pre-Closing Tax Period are payable by the Group Companies or the Subsidiaries, except to the extent such Taxes (A) are reflected on the Balance Sheets or (B) are reasonably attributable to a Group Company or the Subsidiaries for a Tax Period ending on the Closing Date and are unrelated to the transactions contemplated hereby or by the BEA Stock Purchase Agreement (other than due to any challenge, reassessment or reallocation of the valuation of any of the Services Business Assets (or liabilities assumed in connection therewith) from and after the Closing Date);

                (vii) no Group Company (or any member of any affiliated, consolidated, combined or unitary group of which any Group Company is or has been a member) has granted, executed or filed with any Taxing Authority any extension or waiver of or agreement extending or waiving, the statute of limitations period, or assessment or reassessment period, applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired;

                (viii) there is no claim, audit, action, suit, proceeding, or investigation now pending or threatened (including, any issues that, to the knowledge of any Group Company, any Subsidiary or the Controlling Shareholders, may be raised by any Taxing Authority) against or with respect to any Group Company or any Subsidiary in respect of any Tax or Tax Asset;

                (ix) there are no reassessments of Taxes of the Group Companies or the Subsidiaries that have been issued and are outstanding and there are no outstanding issues which have been raised and communicated to the Group Companies or the Subsidiaries by any Taxing Authority for any taxation year in respect of which a Return of the Group Companies or Subsidiaries has been audited;

                (x) no Taxing Authority has challenged, disputed or questioned the Group Companies or the Subsidiaries in respect of Taxes or of any Returns;

                (xi) the Group Companies and the Subsidiaries are not negotiating any draft assessment or reassessment with any Taxing Authority;

                (xii) none of the Group Companies, the Subsidiaries or the Controlling Shareholders is aware of any contingent liabilities for Taxes or any grounds for an assessment or reassessment of the Group Companies or the Subsidiaries, including, without limitation, unreported benefits conferred on any shareholder of the Group Companies or Subsidiaries, aggressive treatment of income, expenses, credits or other claims for deduction under any Return other than as disclosed in the Balance Sheets, except for the Company's practice of paying substantial year-end bonuses to each of John Pugh, Paul White, Wilf Lalonde and Learning Dimensions Inc.;

                (xiii) none of the Group Companies, the Subsidiaries or the Controlling Shareholders has received any indication from any Taxing Authority that an assessment or reassessment of the Group Companies or Subsidiaries is proposed in respect of any Taxes, regardless of its merits;

                (xiv) all taxation years up to and including the taxation year ended July 31,1995 are considered closed by Canadian federal governmental bodies and all taxation years up to and including the taxation year ended July 31, 1994 are considered closed by provincial governmental bodies, in each case, for the purposes of all Taxes;

                (xv) the Group Companies and the Subsidiaries have withheld from each payment made to any of their present or former employees, officers and directors, and to all persons who are non-residents of Canada for the purposes of the Income Tax Act (Canada) all amounts required by law to be withheld, and furthermore, have remitted such withheld amounts within the prescribed periods to the appropriate Taxing Authority;

                (xvi) the Group Companies and the Subsidiaries have remitted all Canada Pension Plan contributions, provincial pension plan contributions, unemployment and employment insurance premiums, employer health taxes and other Taxes payable by them in respect of their employees and have remitted such amounts to the proper Taxing Authority within the time required under the applicable legislation;

                (xvii) the Group Companies and the Subsidiaries have charged, collected and remitted on a timely basis all Taxes as required under applicable legislation on any sale, supply or delivery whatsoever, made by the Group Companies or the Subsidiaries;

                (xviii) at Closing, for the purposes of the Income Tax Act (Canada), the Group Companies and the Subsidiaries will own depreciable property of the prescribed classes and having undepreciated capital costs as set out in
Schedule 7.02(a);

                (xix) the Group Companies and the Subsidiaries will not at any time be deemed to have a capital gain pursuant to subsection 80.03(2) of the Income Tax Act (Canada) as a result of any transaction or event taking place prior to Closing;

                (xx) the Group Companies and the Subsidiaries have not and, without the prior written consent of Buyer, will not claim any capital gains reserves in respect of any of the transactions referred to in the BEA Stock Purchase Agreement;

                (xxi) there are no circumstances existing which could result in the application of section 78 of the Income Tax Act (Canada) or any equivalent provincial provision to the Group Companies or the Subsidiaries;

                (xxii) no Group Company nor any Subsidiary has filed any request for ruling or determination of any Taxing Authority in respect of any Tax which has been denied during the past five years or which is pending;

                (xxiii) no Group Company nor any Subsidiary owns any interest in real property in the State of New York or in any other jurisdiction in which a Tax is imposed on the transfer of a controlling interest in an entity that owns any interest in real property;

                (xxiv) no Group Company (except with respect to the other Group Companies or the Subsidiaries) nor any Subsidiary (except with respect to the Group Companies or any other Subsidiary) has been a member of an affiliated, consolidated, combined or unitary group;

                (xxv) all information set forth in the notes to the Balance Sheets relating to Tax matters is true and complete as of the date thereof;

                (xxvi) no Group Company nor any Subsidiary is a party to any Tax Sharing Agreement or is otherwise under any obligation to pay any third party an amount with respect to any Tax;

                (xxvii) since the Balance Sheet Date, no Group Company nor any Affiliate of any Group Company has, to the extent it may affect or relate to any Group Company or any Subsidiary, made or changed any tax election, changed any annual tax accounting period, adopted or changed any method of tax accounting, filed any amended Return, entered into any closing agreement, settled any Tax claim or assessment, surrendered any right to claim a Tax refund, or consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment, if any such action would have the effect of increasing the Tax liability or decreasing any Tax Asset of any Group Company or any Subsidiary; and

                (xxviii) since the Balance Sheet Date, no Group Company nor any Subsidiary has reserved any amount for or made any payment of Taxes to any other person or any Taxing Authority except for such Taxes as were due or payable to the Taxing Authority or had been properly estimated in accordance with applicable law as applied in a manner consistent with past practice of the Group Companies.

            (b) Schedule 7.02(b) contains a list of all jurisdictions (whether foreign or domestic) to which any Tax is properly payable by the Group Companies and the Subsidiaries.

            (c) Schedule 7.02(c) contains an accurate description of current audit issues relating to any Tax, and Schedule 7.02(c) contains copies of revenue agent's or similar reports furnished by any Taxing Authority for the taxable years which have not been examined and closed or with respect to which the applicable period for assessment or reassessment under applicable law, after giving effect to extensions or waivers, has not expired.

                                  ARTICLE VIII

                                EMPLOYEE BENEFITS

        SECTION 8.01 EMPLOYEE MATTERS.

            (a) The term "Employees" shall mean all employees of the Company and the Subsidiaries on the day immediately prior to the Closing Date, including any employees on vacation, but excluding any employee on (i) long-term disability or
(ii) short-term disability or worker's compensation until, in the case of clause
(ii) above, such employee is physically able to return to active employment with such Group Company or Subsidiary. Attached hereto as Schedule 8.01 is a current list of Employees, including current base rates of pay, positions

(including non-exempt status) and dates of hire of such Employees. The term "Transferred Employees" shall mean any Employees who are employed by Buyer or any Affiliate of Buyer (other than BEA Systems, Inc. or any of its wholly-owned subsidiaries) immediately after the Closing. The term "Employee" or "Transferred Employee" shall mean any of the Employees or Transferred Employees, respectively.

            (b) The Controlling Shareholders shall indemnify and hold harmless the Buyer from and against any and all losses, damages, expenses, liabilities, claims and demands whatsoever made or brought against the Buyer by any person, employee, association or trade union or by any governmental agency, authority or ministry which in any way pertains to or arises out of the employment of the employees by any of the Group Companies or the Subsidiaries prior to the Closing, including, without limiting the generality of the foregoing, any and all losses, damages, expenses, liabilities, claims and demands whatsoever with respect to any of the following incurred by any Group Company or any Subsidiary or by the Buyer in defending any such claim or demand: (i) wages, severance pay, notice of termination of employment or pay in lieu of such notice, damages for wrongful dismissal or any other employee benefits or claims, including vacation pay, and including any interest, award, judgment or penalty relating thereto and any costs or expenses (including legal fees); (ii) all income taxes, social security and unemployment or disability insurance taxes or other deductions required by law, including the Canada Pension Plan Act, the Unemployment Insurance Act (Canada), the Employment Insurance Act (Canada) and any applicable provincial legislation, to have been collected or withheld and all Plan contributions and insurance premiums that are required to be made in respect of such periods, (iii) stay, severance (to the extent it is required to be paid by statutory law or by contract, it being understood that the Shareholders represent that nothing in statutory law or contract requires payment of severance for Transferred Employees), change-of-control or termination bonuses for Employees (including Transferred Employees) due and owing as a result of the transactions contemplated by this Agreement, (iv) worker's compensation claims of Employees (including Transferred Employees) arising out of injuries, accidents or other events taking place or occurring prior to the Closing Date, and (v) other sickness, accident and hospital claims of Employees (including Transferred Employees) in respect of which medical expenses are incurred or claims are submitted or filed prior to the Closing Date; provided, however, that the indemnity provided in this Section 8.01(b) shall not apply to a payment or obligation that arises out of employment of an Employee after the Closing merely by reason of the fact that the amount thereof is calculated, in whole or in part, with reference to the period of employment prior to the Closing.

            (c) Buyer agrees to pay, or cause each of the Company or TOP US to pay, within 15 days after the Closing Date, a signing bonus to each Transferred Employee, with the amount of each signing bonus to be paid to each individual Transferred Employee to be determined in writing by John Pugh and submitted to Buyer for its approval, and subject to its reasonable discretion; provided, however, that amount of signing bonuses to be paid pursuant to this paragraph
(c) and pursuant to Section 8.01(c) of the BEA Stock Purchase Agreement shall be $400,000 in the aggregate.

                                   ARTICLE IX

                  COVENANTS OF THE COMPANY AND THE SHAREHOLDERS

        The Group Companies and the Shareholders (or certain of them, as applicable) covenant and agree with Buyer that at all times prior to the Closing or termination of this Agreement (or after the Closing in the case of Section 9.02(b)).

        Section 9.01 COOPERATION. The Shareholders shall use their best efforts in good faith to perform and fulfill and to cause the Group Companies and the Subsidiaries to perform and fulfill, all conditions and obligations to be fulfilled or performed by them hereunder to the end that the transactions contemplated hereby will be fully and timely consummated. The Shareholders shall not take any action that is intended or could reasonably be expected to cause any Group Company, any Subsidiary or any Shareholder to fail to perform and fulfill all conditions and obligations to be fulfilled or performed by any Group Company, any Subsidiary or any Shareholder hereunder, or that is intended or could reasonably be expected to cause the transactions contemplated hereby not to be fully and timely consummated. Each Shareholder shall use its best efforts in good faith to satisfy, perform and fulfill all conditions and obligations to be fulfilled or performed it hereunder, to the end that the transactions contemplated hereby will be fully and timely consummated. Each Shareholder agrees to vote and shall vote in favor of or consent to any and all actions required to be approved by it in order to consummate the transactions contemplated hereby.

        Section 9.02 ACCESS.

            (a) Until the Closing, the Shareholders shall:

                (i) give and shall cause the Group Companies and the Subsidiaries to give Buyer, its attorneys, accountants and other authorized representative complete access, upon reasonable notice and at reasonable times. to the Group Companies' and the Subsidiaries' offices, assets, properties, customers, suppliers, employees, products, technology, business and financial records, contracts, business plans, budgets and projections, agreements, commitments and other documents and information concerning the Group Companies, the Subsidiaries and persons employed by or doing business with any Group Company or any Subsidiary;

                (ii) furnish and cause the Group Companies and the Subsidiaries to furnish Buyer and its representatives during such period all such information as such representatives may reasonably request;

                (iii) cooperate and cause the officers, employees, consultants, agents, accountants and attorneys of the Group Companies and the Subsidiaries to cooperate with the representatives of Buyer in connection with such review and examination; and

                (iv) promptly make full disclosure to Buyer of all facts that come to any Shareholder's attention that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (b) At or promptly following the Closing, if requested by Buyer, the Shareholders shall deliver or shall cause to be delivered to Buyer all records relating to the Group Companies and the Subsidiaries that are in any Shareholder's possession or in the possession of any Shareholder's accountants, attorneys and other third parties.

        Section 9.03 INSURANCE. The Company shall, and shall cause the Subsidiaries to, maintain with its current insurers or with other financially sound insurers, insurance against such casualties and contingencies and of such types and in such amounts as is in place as of the date hereof.

        Section 9.04 COMPLIANCE WITH LAWS. The Group Companies shall, and shall cause the Subsidiaries to, conduct their businesses in compliance with all laws, rules, regulations, statutes, ordinances and other legal requirements, except where such failure to be in compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

        Section 9.05 KEEPING OF BOOKS AND RECORDS. The Group Companies shall, and shall cause the Subsidiaries to, keep and maintain adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions and in which all proper reserves for depreciation, depletion, obsolescence, amortization, Taxes, bad debts and other purposes in connection with its business shall be made.

        Section 9.06 ACTIONS PRIOR TO CLOSING. Except as set forth in Schedule
9.06 or except as consented to in writing by Buyer, the Group Companies shall, and shall cause the Subsidiaries to, conduct their business pending the Closing only in the ordinary and usual course of business. Except as expressly contemplated by this Agreement, the BEA Stock Purchase Agreement or as consented to in writing by Buyer, from the Execution Date to the Closing Date:

            (a) no Shareholder shall sell, transfer or pledge, or authorize or propose the sale, transfer or pledge, of any of the Shares or other equity interests relating to the Shares or consent to the Shares becoming subject to any Lien;

            (b) except for the transactions specifically contemplated by the BEA Stock Purchase Agreement, the Group Companies shall not, and shall cause the Subsidiaries not to, take any action to cause and shall not:

                    (i) issue, sell, transfer or pledge, or authorize or propose the issuance, sale, transfer or pledge, of (A) shares of capital stock of any class (including the Common Shares), or other securities relating to the capital stock or other securities of any Group Company or any Subsidiary, or (B) any other securities in respect of, in lieu of or in substitution for the Shares;

                (ii) redeem, repurchase or otherwise reacquire any of its outstanding securities (including the Common Shares);

                (iii) delete, add, amend or alter any term of any outstanding security of any Group Company or any Subsidiary;

                (iv) declare, accrue, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on or in respect of any share of capital stock or other securities of any Group Company or any Subsidiary;

                (v) make any acquisition of assets or securities, any disposition of assets or securities, or any change in their capitalization, or enter into any contract or release or relinquish any contract or other rights;

                (vi) incur, assume or guarantee any indebtedness for borrowed money other than in the ordinary and usual course of business consistent with past practice exceeding $10,000 individually or in the aggregate, or permit any Group Company's or any Subsidiary's assets to become subject to any Lien;

                (vii) propose or adopt any amendments or restatements to the organizational documents of any Group Company or any Subsidiary;

                (viii) enter into, consummate or become a party to any transaction for the merger or consolidation of or by any Group Company or any Subsidiary with any other corporation or entity, or any acquisition by it of all or any part of the stock or the business or assets, other than inventory or equipment in the ordinary and usual course of business, of any other natural person, firm, association, corporation or other entity or business organization;

                (ix) enter into, consummate or become party to any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                (x) create or take any action relating to the creation of, any subsidiary or purchase or take any action relating to the purchase of any equity interest in any other entity;

                (xi) enter into, consummate or become party to any individual transaction or series of related transactions totaling $50,000 or more;

                (xii) execute, amend or modify any contract, agreement, franchise, permit, or license, other than in the ordinary and usual course of business;

                (xiii) waive any right or rights of any Group Company or any Subsidiary (alleged, contingent or otherwise), or fail to satisfy when due any liability of any Group Company or any Subsidiary;

                (xiv) enter into, amend, restate or modify in any respect any employment agreement or adopt, amend, restate or modify in any respect any employee benefit plans or suffer any ERISA Affiliate to adopt, amend, restate or modify in any respect any employee benefit plan;

                (xv) loan or advance to, or enter into an agreement, arrangement or transaction with any of the officers, directors, consultants, or employees (or to or with any of their Immediate Family Members) of any Group Company or its Affiliates, or any business or entity in which any of their officers, directors, consultants, agents or employees (or any Immediate Family Member) has any direct or indirect interest in excess of 5%;

                (xvi) except as required by law or GAAP after notification to and consultation with Buyer, change any of their accounting methods, principles or practices or change any depreciation or amortization policies or rates;

                (xvii) accelerate the collection of accounts receivable, delay the payment of accounts payable and other accrued liabilities, defer maintenance and other expenses, or otherwise increase cash on hand, in each case other than in the ordinary course of business;

                (xviii) declare or pay any bonus to any employee of any Group Company other than (A) declare and pay prior to the Closing Date bonuses to employees of TOP UK or TOP Germany in an aggregate amount up to $60,000 (in addition to the amounts set forth in clauses (B) and (C) herein), (B) declare and pay prior to the Closing Date bonuses to employees of any Group Company, TOP or TOP US in an aggregate amount up to $243,000 (in addition to the amounts set forth in clauses (A) and (C) herein) or (C) declare and pay prior to the Closing Date bonuses to John Pugh or Paul White in an aggregate amount up to $80,000 (in addition to the amounts set forth in clauses (A) and (B) herein);

                (xix) except as required by law after notification to and consultation with Buyer, make any Tax election; or

                (xx) agree in writing or orally to take any of the foregoing actions or any other action which could cause any representation or warranty in this Agreement to be untrue.

        Section 9.07 NOTICE OF CHANGES; UPDATES.

            (a) Until the Closing, the Group Companies and the Shareholders shall notify Buyer in writing of any change in the business of the Company or any Subsidiary that could have a Material Adverse Effect as soon as it becomes apparent to any of such parties that any such change has occurred or could reasonably be expected to occur.

            (b) The Group Companies and the Shareholders shall give Buyer prompt written notice if any Group Company, any Subsidiary or any Shareholder becomes aware of any event, condition, fact or circumstance: (i) that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in or a material breach of any representation, warranty or covenant made by any Group Company or any Shareholder under this Agreement and which was unknown to any Group Company or any Shareholder on the date of this Agreement; or (ii) that occurs or arises or exists after the date of this Agreement and that causes a material inaccuracy in or a material breach of any representation, warranty or covenant made by any Group Company or any Shareholder in this Agreement.

        Section 9.08 PRESERVATION OF BUSINESS. Until the Closing, the Group Companies and the Shareholders will use their best efforts to preserve the Group Companies' and the Subsidiaries' business organizations intact, and to preserve their goodwill. Without limiting the generality of the foregoing or any other covenant contained herein, the Group Companies will, and shall cause each Subsidiary to, timely perform all obligations required of such party under the contracts and permits listed or required to be listed on the schedules to this Agreement.

        Section 9.09 LITIGATION. The Group Companies and the Shareholders will promptly notify the Buyer in writing of any lawsuits claims, proceedings or investigations which are threatened or commenced against or by any Group Company, any Subsidiary or against any employee, consultant or director of any Group Company or any Subsidiary or against the Shareholders or their Affiliates or the Unit Shareholders in connection with their ownership of the Shares or the transactions contemplated hereby.

        Section 9.10 CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES. From the date hereof up to and including the Closing Date or the termination of this Agreement: (a) the Group Companies shall, and shall cause the Subsidiaries to, conduct their respective businesses in a manner such that the representations and warranties contained herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, except for changes and the consequences of events arising in the ordinary and usual course of business consistent with past practice after the date hereof or which are permitted or contemplated in this Article IX, the Transaction Documents or the BEA Stock Purchase Agreement and none of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (b) the Shareholders will advise Buyer promptly in writing of any condition or circumstance occurring from the date hereof up to and including the Closing Date which could cause any representation or warranty of the Group Companies or the Shareholders to become untrue.

        Section 9.11 OBLIGATIONS OF AFFILIATES. The Shareholders hereby release and forever discharge the Group Companies, the Subsidiaries and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, demands, liabilities, obligations, damages, costs, expenses, actions and causes of action, in law or in equity, known or unknown, which the shareholders ever had or now have against any Group Company or any Subsidiary as of the date hereof. Notwithstanding the foregoing, the Shareholders do not release the Group Companies and the Subsidiaries from (i) claims directly resulting from any Group Company's or any Subsidiary's willful misconduct or fraud; (ii) covenants, obligations, or liabilities explicitly set forth in this Agreement; (iii) any Group Company's or any Subsidiary's obligations under any agreement to which it is a party, which is intended to remain in effect after the Closing; or (iv) the Shareholders' rights under this Agreement or any agreement or certificate delivered expressly pursuant thereto.

        Section 9.12 CONSENTS. The Group Companies shall use their best efforts to obtain the consents to the transactions contemplated by this Agreement as required by the agreements listed or required to be listed on Schedule 3.04.

        Section 9.13 LIFE INSURANCE POLICIES. Each of John Pugh, Wilf Lalonde and Paul White may assume the benefits and burdens of any policies of life insurance on their respective lives which are held by the Company, provided that they initiate any such transfer request with the applicable insurers within 30 days after the Closing Date and pay any and all costs and Taxes of the Company associated therewith.

        Section 9.14 ACTIONS PRIOR TO EFFECTIVE TIME. Except as set forth in
Schedule 9.14 or except as consented to in writing by Buyer, from the closing date of the BEA Stock Purchase Agreement until the Effective Time, the Group Companies shall not engage in any conduct or transactions that is not in the ordinary and usual course of business consistent with past practice.

                                   ARTICLE X

                              CONDITIONS TO CLOSING

        Section 10.01 CONDITIONS TO OBLIGATIONS OF THE A PARTIES. The obligations of each of the parties to consummate the Closing shall be conditioned upon the satisfaction or waiver (in whole or in part) of each of the following conditions concurrently with or prior to Closing:

            (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement or any of the Transaction Documents shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the sales contemplated hereby, which makes the consummation of such sales unlawful, void, voidable or unenforceable under applicable law, rules and regulations of any governmental authority, domestic or foreign.

            (b) Government Approvals. Buyer, the Group Companies and the Shareholders shall have obtained all other authorizations, consents, orders and approvals required from or of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental authorities required for the consummation of the transactions contemplated by the Agreement.

            (c) Contractual Consents. The Group Companies and the Subsidiaries shall have given all notices to, and obtained all consents, approvals or authorizations of or from, any individual, corporation or other party which is necessary to permit the consummation of the transactions contemplated hereby and by each of the Transaction Documents including, without limitation, any consents required under contracts and agreements listed on Schedule 3.11 to which any Group Company or any Subsidiary is a party or by which it is bound, or which may be required to permit the change of ownership of any Group Company; provided, however, that the Group Companies and the Shareholders may not invoke the terms of this Section 10.01(c) unless and until each such party has used its best efforts to obtain such consents, approvals and authorizations under any third party contracts to which any Group Company or any Subsidiary is a party or by which its assets are or may become bound.

            (d) Exhibits. Buyer, the Group Companies and the Shareholders, as the case may be, shall have delivered all Exhibits referred to herein required to be provided to each other party, in such form as shall be reasonably acceptable to the receiving party.

            (e) Equity Participation Plans Units. All Units and Options issued or granted pursuant to the Equity Participation Plans shall have been exercised, cancelled or surrendered and all Unit Shareholders shall have irrevocably agreed to transfer all Unit Shares to Buyer in accordance with Section 2.04 hereof.

            (f) BEA Stock Purchase Agreement Closing. The conditions to the obligations of the parties to the BEA Stock Purchase Agreement shall have been satisfied or waived in accordance therewith and the consummation of the closing of the transactions contemplated by the BEA Stock Purchase Agreement shall have occurred.

            (g) Agreement on Ancillary Documents. On or prior to April 12, 2000, the Company and Buyer shall have agreed, each acting in their sole discretion, to the form and substance of all the Schedules to this Agreement (including, without limitation, any Schedules to the Exhibits to this Agreement).

        Section 10.02 CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the Closing shall be conditioned upon the satisfaction or waiver (in whole or in part of each of the following conditions concurrently with or prior to Closing:

            (a) the Group Companies and the Shareholders shall have performed and complied with all of their obligations hereunder required to be performed or complied with by them on or prior to the Closing Date, and the representations and warranties of the Group Companies and the Shareholders contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto, shall be true and correct in all material respects as of the Closing Date.

            (b) Buyer shall have received the Company's Opinion.

            (c) All requisite approvals from governmental agencies and consents from third parties listed or required to be listed on Schedule 3.06 shall have been obtained.

            (d) The Shareholders Agreement, dated as of December 16, 1998 (the "Shareholders Agreement"), by and among 1004155, 1004156, 1004157. John Pugh, Wilf Lalonde, Paul White, The Pugh Family Trust, The Lalonde Family Trust, The White Family Trust, The Pugh Family Trust No. 2, The Lalonde Family Trust No. 2, The White Family Trust No. 2, TOP and Holdings, shall have been terminated without any continuing liabilities or rights thereunder.

            (e) The Controlling Shareholders shall have assumed the obligations of the Sellers (as defined in the BEA Stock Purchase Agreement) under Article XI of the BEA Stock Purchase Agreement, except for Losses otherwise indemnifiable pursuant to (i) Section 11.02(d) thereof or (ii) Section 11.02(c) thereof to the extent that such indemnifiable Loss is caused by the non-compliance with or the failure to perform any agreement, obligation or covenant contained in the BEA Stock Purchase Agreement because such agreement, obligation or covenant requires an act after the Closing Date by any of BEA Systems (Nova Scotia) Company, TOP, TOP US, TOP UK, TOP Germany or Newco Canada that is beyond the control of the Controlling Shareholders.

            (f) Buyer shall have received the Officer's Certificate.

            (g) Buyer shall have received a copy of the countersigned employment offer letters, substantially in the form attached hereto as Exhibit B (with such changes as may be agreed by the parties thereto), duly and validly executed by at least 90% of the employees not working exclusively as a part of the Services Business Assets and each of Alan Knight, James Sutherland, Daniel MacKinnon, S. Michael Milinkovich and Dennis Leung.

            (h) Buyer shall have received a certificate of good standing and a copy of the articles of incorporation, each certified by the Secretary of State of the State of Delaware, as of a date within five (5) days preceding the Closing Date, of TOP US, and a certificate of status certified by the Ministry of Consumer and Commercial Relations of the Province of Ontario, as of a date within five (5) days preceding the Closing Date, of TOP.

            (i) Nothing shall have occurred or be threatened that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that for purposes of this paragraph (j), a Material Adverse Effect shall include a reduction in the number of employees of the Company and the Subsidiaries, in the aggregate, of more than 10% of the total number of such employees as of the date hereof, but excluding, in each case, any employees hired by the purchaser of the Services Business Assets.

            (j) All actions, proceedings, consents, instruments and documents required to be delivered by, at the behest or direction of, the Group Companies and the Shareholders hereunder or incident to its or their performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to Buyer and its counsel.

        Section 10.03 CONDITIONS TO OBLIGATIONS OF THE GROUP COMPANIES AND THE SHAREHOLDERS. The obligations of the Group Companies and the Shareholders to consummate the Closing shall be conditioned upon the satisfaction or waiver (in whole or in part) of each of the following conditions concurrently with or prior to Closing:

            (a) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, and the representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true and correct as of the Closing Date.

            (b) The Company shall have received the Buyer's Officer's
Certificate.

            (c) The Company shall have received the Buyer's Opinion;

            (d) Buyer shall have delivered $16,650,000 of the Purchase Price to the Shareholders and the Unit Shareholders in accordance with Article II hereof;

            (e) The Company shall have received evidence that Buyer has delivered $1,850,000 of the Purchase Price to the Escrow Agent in accordance with Article II hereof;

            (f) The Company shall have received evidence that Buyer has delivered $6,000,000 to the Holdback Agent in accordance with Article II hereof;

            (g) All actions, proceedings, consents, instruments and documents required to be delivered by, at the behest or direction of, Buyer hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to the Company and its counsel.

                                   ARTICLE XI

                           SURVIVAL; INDEMNIFICATION.

        Section 11.01 SURVIVAL. The covenants, agreements, representations and warranties of the parties hereto set forth in this Agreement (including the Schedules hereto), or in any certificate delivered with respect thereto, which will be deemed to be covenants, agreements, representations and warranties hereunder, shall survive the Closing Date and (i) all covenants, agreements representations and warranties contained in this Agreement, except for those covenants, agreements, representations and warranties contained in Sections 3.01, 3.02, 3.05, 3.15, 3.16, 3.23, 3.24,
3.25, 4.01, 4.02, 6.04 and 6.05 and Articles VII, VIII and XI, shall remain in full force and effect for one year following the Closing Date, (ii) all covenants, agreements, representations and warranties contained in Sections 6.04 and 6.05 shall remain in full force and effect for the time period specified therein, (iii) all covenants, agreements, representations and warranties contained in Sections 3.01, 3.02,3,05,3.15,3.16 3.23,3.24,3.25, 4.01 and 4.02
and Articles VII and VIII shall remain in full force and effect until sixty (60) days after the expiration of any applicable statute of limitations or assessment or reassessment period, as the case may be, (including any extensions thereof) and (iv) all covenants, agreements, representations and warranties contained in this Article XI shall remain in full force and effect indefinitely; provided, however, that all such covenants, agreements, representations and warranties described above shall survive after the applicable survival period with respect to any claim made by Buyer or Buyer's Affiliates (as defined in Section 11.02 hereof) prior to the expiration thereof until, and shall expire when, such claim is finally resolved. All covenants, agreements, representations and warranties made by the Group Companies or the Shareholders shall be unaffected by any investigation made by Buyer or by any knowledge obtained as a result thereof or otherwise.

        Section 11.02 INDEMNIFICATION BY THE CONTROLLING SHAREHOLDERS. The Controlling Shareholders will, jointly and severally, indemnify, defend, save and hold Buyer and any of its affiliates and any of its and their respective directors, officers, employees, representatives or agents ("Buyer's Affiliates") harmless from and against any and all damage, cost, liability, loss, Tax, penalty, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorney's fees and expenses. consultant's and investigator's fees and expenses, and other costs and expenses incident to any suit, action or proceeding or any investigation by Buyer)(together, "Losses")incurred or sustained by Buyer or any of Buyer's Affiliates or which may be claimed against Buyer or any of Buyer's Affiliates which shall arise out of or result from (a) any breach of any representation or warranty given or made by the Group Companies or the Shareholders herein or in any certificate delivered with respect thereto (except for any breach of any representation and warranty given or made by the Group Companies or the Shareholders in Sections 3.01, 3.02, 3.05, 3.16, 3.24, 3.25, 4.01 and 4.02 and
Articles VII and VIII or in any certificate delivered with respect thereto), (b) any breach of any representation and warranty given or made by the Group Companies or the Shareholders in Sections 3.01,3.02, 3.05, 3.16, 3.24, 3.25,
4.01 and 4.02 and Articles VII and VIII or any certificate delivered with respect thereto, (c) the noncompliance with or nonperformance of any agreement, obligation or covenant of the Group Companies or the Shareholders under this Agreement, (d) the TOPLink Software Liabilities (but excluding any Loss on account of lost-opportunity costs or the reimbursement for the time of internal employees of TOP or any Subsidiary in connection with or as a result of the Persistence Actions), (e) any Taxes required to be paid by a Group Company, Subsidiary or any successor relating to taxation years or periods ending on the Closing Date or the previous day that either are not attributable to the current year's operations or are related to the transactions contemplated hereby or by the BEA Stock Purchase Agreement (other than due to any challenge, reassessment or reallocation of the valuation of any of the Services Business Assets (or liabilities assumed in connection therewith) from and after the Closing Date), or (f) any breach of any representation and warranty given or made by the Group Companies or the Controlling Shareholders in
Section 3.25. The Controlling Shareholders shall not be obligated to indemnify Buyer and Buyer's Affiliates pursuant to clause (a) of this Section 11.02 until the aggregate Losses incurred as a result of such breaches shall have exceeded $200,000, in which case the Controlling Shareholders shall be liable for the full amount of Losses incurred by Buyer and Buyer's Affiliates. The Controlling Shareholders shall not be obligated to indemnify Buyer and Buyer's Affiliates pursuant to clause (f) of this Section 11.02 for Losses in excess of $200,000 for each site that the Company or any Subsidiary currently occupies or has occupied. Any claim for indemnification hereunder must be made by notice to the Representative within the applicable time period specified in Section 11.01. In determining the amount of any indemnifiable Losses under this Section 11.02, such amount shall be (A) reduced to take into account any net Tax (as defined in Section 7.01 hereof) benefit realized by Buyer or Buyer's Affiliates arising from the incurrence or payment by Buyer or Buyer's Affiliates of such Losses,
(B) increased to take into account any net Tax cost incurred by Buyer or Buyer's Affiliates as a result of the receipt or accrual of payments hereunder (grossed-up for such increase) and (C) increased by an amount equal to the rate of Goods and Services Tax applied to such amount, if applicable, in each case determined by treating Buyer or Buyer's Affiliates as recognizing all other items of income, gain, loss, deduction or credit before recognizing any item arising from such Losses.

        Section 11.03 INDEMNIFICATION BY BUYER. Buyer will indemnify, defend, save and hold the Shareholders and any of their affiliates and any of their or their affiliate's respective directors, officers, employees, representatives or agents (the "Shareholders' Affiliates") harmless from and against any and all Losses incurred or sustained by the Shareholders or any of the Shareholders' Affiliates or which may be claimed against the Shareholders or any of the Shareholders' Affiliates which shall arise out of or result from (a) any breach of any representation or warranty given or made by Buyer herein or in any certificate delivered with respect thereto or (b) the noncompliance with or nonperformance of any agreement, obligation or covenant of Buyer under this Agreement; provided that the Buyer's indemnification obligations shall not exceed the Escrow Amount. Any Claim for indemnification hereunder for any breach of a representation or warranty must be made by notice to Buyer within the applicable time period specified in Section 11.01. In determining the amount of any indemnifiable Losses under this Section 11.03, such amount shall be (A) reduced to take into account any net Tax (as defined in Section 7.01 hereof) benefit realized by the Shareholders or the Shareholders' Affiliates arising from the incurrence or payment by the Shareholders or the Shareholders' Affiliates of such Losses, (B) increased to take into account any net Tax cost incurred by the Shareholders or the Shareholders' Affiliates as a result of the receipt or accrual of payments hereunder (grossed-up for such increase) and (C) increased by an amount equal to the rate of Goods and Services Tax applied to such amount, if applicable, in each case determined by treating the Shareholders or the Shareholders' Affiliates as recognizing all other items of income, gain, loss, deduction or credit before recognizing any item arising from such Losses.

        Section 11.04 Third-Party Claims. Reasonably promptly after service of notice of any claim or of process by any third person in any matter in respect of which indemnity may be sought from the other party pursuant to this Agreement, the party in receipt of the claim (the "Indemnified Party") shall notify the other party (the "Indemnifying Party") of the receipt thereof. Failure to give such notice reasonably promptly shall not relieve the Indemnifying Party of its obligation hereunder; provided, however, that if such failure to give notice reasonably promptly adversely affects the ability of the Indemnifying Party to defend such claims or materially increases the amount of indemnification which the Indemnifying Party is Obligated to pay hereunder, the amount of indemnification to which the Indemnified Party will be entitled to receive shall be reduced to an amount which the Indemnified Party would have been entitled to receive had such notice been timely given. Unless the Indemnifying Party shall notify the Indemnified Party that it elects to assume the defense of any such claim or process or settlement thereof (such notice to be given as promptly as reasonably possible in view of the necessity to arrange for such defense (and in no event later than 10 days following the aforesaid notice) and to be accompanied by an acknowledgment of the Indemnifying Party's obligation to indemnify Indemnified Party in respect of such matter), the Indemnified Party shall assume the defense of any such claim or process or settlement thereof. Such defense shall be conducted expeditiously (but with due regard for obtaining the most favorable outcome reasonably likely under the circumstances, taking into account costs and expenditures) and the Indemnifying Party or Indemnified Party, as the case may be, shall be advised promptly of all developments. If the Indemnifying Party assumes the defense, the Indemnified Party will have the right to participate fully in any such action or proceeding and to retain its own counsel, but the fees and expenses of such counsel will be at its own expense unless (i) the Indemnifying Party shall have agreed to the retention of such counsel for both the indemnifying and indemnified parties or
(ii) the named parties to any such suit, action or proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and, in the reasonable opinion of the Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No settlement of a claim by either party shall be made without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any such action or proceeding (and shall be liable for the fees and expenses of counsel incurred by the Indemnified Party in defending such matter) seeking an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party and the Indemnified Party shall have the sole and exclusive right to settle such matter.

        Section 11.05 Payment.

            (a) To secure the indemnification obligations of the Controlling Shareholders to Buyer set forth in Section 11.02 (except for Section 11.02(d)), 51,850,000 shall be deposited into the Escrow in accordance with Section 2.03 hereof and the terms of the Escrow Agreement. In the event that any amounts are due and owing to Buyer under the indemnification provisions of this Article XI, Buyer shall (i) be entitled to offset such amounts against the Escrow Amount pursuant to the terms and provisions of the Escrow Agreement and
(ii) not be entitled to seek any indemnification amounts in excess of the amount held in the Escrow, except as otherwise expressly permitted under the terms and provisions of this Agreement with respect to claims of actual fraud by the Shareholders or the Group Companies and indemnification claims for Losses incurred or suffered by Buyer for any inaccuracy in any representation or any breach of any warranty contained in Sections 3.01, 3.02, 3.05, 4.01 or 4.02.

            (b) Buyer shall deposit an additional S6,000,000 with the Holdback Agent in accordance with Section 2.09 hereof and the terms of the Holdback Agreement to be held until the final, non-appealable resolution or settlement of all TOPLink Software Claims. In the event that any amounts are due and owing to Buyer under the indemnification provisions of this Article XI solely on account of Section 11.02(d) thereof, Buyer shall (i) be entitled to claim such amounts from the Holdback Agent pursuant to the terms and provisions of the Holdback Agreement and (ii) not be entitled to seek any indemnification amounts in excess of the amount held by the Holdback Agent pursuant to the Holdback Agreement, except as otherwise expressly permitted under the terms and provisions of this Agreement with respect to claims of actual fraud by the Shareholders or the Group Companies.

        Section 11.06 No Contribution. The Shareholders acknowledge that their indemnification obligations hereunder relate solely to their capacities as former shareholders of any Group Company, and accordingly, such indemnification obligations set forth in this Article XI shall not entitle the Controlling Shareholders, or any current or former officer, director or employee of any Group Company, to any indemnification from any Group Company under any Group Company's organizational documents, this Agreement or any of the Transaction Documents. In addition, each Shareholder waives, and acknowledges and agrees, that he, she, it and they will not have and will not exercise or assert (or attempt to exercise or assert), any right of contribution, right of subrogation, right of indemnity or other similar right or remedy against any Group Company, with respect to any action or failure to act by any Group Company occurring on or prior to the Closing or in connection with any actual or alleged breach of any representation, warranty, covenant or other obligation or agreement set forth in this Agreement or any certificate delivered in connection with this Agreement.

        Section 11.07 Equitable Relief. In the event of a breach or threatened breach by the Shareholders of Sections 6.04 or 6.05 hereof, regarding noncompetition, nonsolicitation and restrictions on transfer, each Shareholder hereby consents and agrees that Buyer shall be entitled to an injunction or similar equitable relief restraining the breaching party from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by such Shareholder under any such provision, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Nothing herein shall be construed as prohibiting Buyer, the Group Companies or the Shareholders from pursuing any other remedies at law or in equity which it may have.

        Section 11.08 The Representative.

            (a) The Shareholders hereby authorize, direct and appoint, and the Shareholders represent and warrant to Buyer that the Unit Shareholders have prior to the Closing Date authorized, directed and appointed, Mr. John Pugh to act as the sole and exclusive agent, attorney-in-fact and representative of the Shareholders and the Unit Shareholders, and if Mr. Pugh is no longer willing or able to serve hereunder, Mr. Paul White, and, further, if neither Mr. Pugh nor Mr. White are no longer willing or able to serve hereunder, then Mr. Wilf Lalonde (the "Representative"), and hereby further authorize and direct the Representative (i) to take any, and all actions (including, without limitation, executing and delivering any and all agreements, instruments, certificated and other documents, incurring any and all costs and expenses for the account of the Shareholders and the Unit Shareholders (which costs and expenses shall constitute Losses incurred or suffered by Buyer within the meaning of this
Article XI) and making any and all determinations which may be required or permitted by this Agreement or any of the Transaction Documents to be taken by the Shareholders, the Unit Shareholders or the Representative, (ii) to exercise such other rights, power and authority as are authorized, delegated and granted to the Representative hereunder in connection -,with the transactions contemplated hereby and thereby, and (iii) to exercise such rights, power and authority as are incidental to the foregoing. Any such actions taken, exercises of rights, power or authority, and any decision or determination made by the Representative consistent therewith, shall be absolutely and irrevocably binding on each Shareholder as if such Shareholder or Unit Shareholder personally had taken such action, exercised such rights, or authority or made such decision or determination in such Shareholder's individual capacity. Notwithstanding anything to the contrary contained in this Agreement, with respect to the specific matters set forth in this Article XI, (i) each Shareholder and Unit Shareholder hereby irrevocably relinquishes such holder's right to act independently and other than through the representative, except with respect to the removal of the Representative or appointment of a successor Representative as provided in Section 11.08(b) hereof, and (ii) no Shareholder or Unit Shareholder shall have any right under this Agreement or otherwise to institute any suit, action or proceeding against any Group Company or the Buyer, with respect to any such matter, any such right being irrevocably and exclusively delegated to the Representative. The Representative hereby acknowledges and accepts the foregoing authorization and appointment and agrees to serve as the Representative in accordance with the terms of this Agreement.

            (b) The Representative shall serve as Representative until his resignation, removal from such position of responsibility, incapacity or death; provided, however that the Representative shall not have the right to resign without (i) prior written notice to the Shareholders and the Unit Shareholders, and (ii) selecting a successor representative reasonably satisfactory to the Buyer who shall serve until a successor thereto is elected by the Shareholders and the Unit Shareholders. The Representative may be removed at any time, and a successor representative reasonably satisfactory to Buyer may be appointed pursuant to written action by the Shareholders and the Unit Shareholders who, immediately prior to the Closing Date, held Shares constituting at least 80% of all such shares then outstanding. Any successor to the Representative shall, for purposes of this Agreement, be deemed to be, from the time of the appointment thereof in accordance with the terms hereof, the Representative, and from and after such time, the term "Representative" as used herein and therein shall be deemed to refer to such successor. No appointment of a successor shall be effective unless and until such successor agrees in writing to be bound by the terms of this Agreement.

            (c) The Representative shall be permitted to independently retain counsel, consultants and other advisors and shall promptly notify Buyer after retaining any such person.

            (d) The provisions of this Section 11.08 shall in no way impose any obligations on the Buyer, and notwithstanding any notice received by Buyer to the contrary (except any notice of the appointment of a successor Representative approved by the Buyer in accordance with Section 11.08(b) hereof), Buyer (i) shall be entitled to rely upon and shall be fully protected in relying upon, and shall have no liability to the Shareholders or the Unit Shareholders with respect to, and shall be indemnified by the Shareholders for, from and against any and all liability arising out of actions, decisions and determination of the Representative, which liabilities shall constitute Losses within the meaning of this Article XI, and (ii) shall be entitled to assume that all actions, decisions and determinations of the Representative are fully authorized by the Shareholders for all purposes under this Agreement.

            (e) The Representative shall not be liable to the Shareholders or the Unit Shareholders for the performance of any act, or the failure to act, provided the Representative acted or failed to act in good faith and in a manner such Representative reasonably believed to be in the scope of such Representative's authority under this Agreement and for a purpose which such Representative reasonably believed to be in the best interests of the Shareholders and the Unit Shareholders, considered together as a group.

                                   ARTICLE XII

                                   TERMINATION

        Section 12.01 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

            (a) by mutual written agreement of the parties;

            (b) by any patty if the Closing shall not have been consummated on or before April 26, 2000;

            (c) by any party if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

            (d) by Buyer if there has been, since the date of this Agreement, any Material Adverse Effect, or any development reasonably expected to result in a prospective Material Adverse Effect in the business affairs or business prospects of any Group Company or any Subsidiary, whether or not arising in the ordinary and usual course of business consistent with past practice.

        Section 12.02 Effect of Termination. If this Agreement is terminated as permitted by Section 12.01, termination shall be without liability of either party (or any Shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement and the parties hereto agree to return or destroy any written Confidential Information, and copies thereof, belonging to the other parties hereto. The provisions of Sections 3.2 2, 5.05, 6.05 and 13.06 shall survive any termination hereof pursuant to Section 12.01. Notwithstanding the foregoing, in the event of the willful and deliberate failure by either party to fulfill a condition to the performance of the obligations of the other party, the party who has failed to fulfill such condition shall be fully liable for any and all Losses incurred or suffered by the other party as a result of such failure.

                                  ARTICLE XIII

                                  MISCELLANEOUS

        Section 13.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be deemed to have been given if delivered personally, mailed by certified mail (return receipt requested) or sent by telecopier or recognized courier delivery service to the parties at the following addresses or at such other addresses as, specified by the parties by like notice:

If to Buyer:                          WebGain (Nova Scotia) Company
                                      c/o BEA Systems, Inc.
                                      2315 North First Street
                                      San Jose, CA 95131
                                      Attention: General Counsel
                                      Telephone: (408) 570-8000
                                      Fax: (408) 570-8923

With a copy to:                       BEA Systems, Inc.
                                      2315 North First Street
                                      San Jose, CA 95131
                                      Attention: General Counsel
                                      Telephone: (408) 570-8000
                                      Fax: (408) 570-8923
and with a copy to:                   Morrison & Foerster LLP
                                      1290 Avenue of the Americas
                                      New York, NY 10104
                                      Attention: Lorraine Massaro, Esq.
                                      Telephone: (212) 468-8000
                                      Fax: (212) 468-7900

If to the Group Companies:            The Object People Inc.
                                      99 Bank Street, Suite 1300
                                      Ottawa, Ontario
                                      K1P 5A3 Canada
                                      Attention: Mr. John Pugh
                                      Telephone: (613) 569-8855
                                      Fax: (613) 569-9317

With a copy to:                       Yegendorf Brazeau Seller Prehogan & Wyllie
                                      55 Metcalfe Street, Suite 750
                                      Ottawa, Ontario
                                      K1P 6L5 Canada
                                      Attention: Jamie Wyllie
                                      Telephone: (613) 237-4000
                                      Fax: (613) 237-4001

If to the Shareholders                Mr. John Pugh, as Representative
or the Controlling                    The Object People Inc.
Shareholders:                         99 Bank Street, Suite 1300
                                      Ottawa, Ontario
                                      K1P 5A3 Canada
                                      Telephone: (613) 569-8855
                                      Fax: (613) 569-9317

Notice so given shall be deemed given and received on the date of actual transmission by telecopier and on the date of actual receipt by personal delivery or delivery by courier.

        Section 13.02 MODIFICATIONS AND AMENDMENTS. Notice so given shall be deemed given and received on the date of actual transmission if by telecopier or upon actual receipt if by personal delivery or delivery by courier.

        Section 13.03 WAIVERS AND CONSENTS. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. Subject to the limitations set forth herein, the election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

        Section 13.04 INTERPRETATION. The parties hereto acknowledge and agree that: (a) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement (except with respect to the disclosure schedules, which are the sole responsibility of the Company) and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

        Section 13.05 RELIANCE. The parties hereto agree that, notwithstanding any right of any party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such right to investigate shall have the right to rely fully upon the representations and warranties of the other party expressly contained in this Agreement and the certificates expressly delivered hereby.

        Section 13.06 EXPENSES. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated; provided, however, that such fees and expenses billed to or incurred by any Group Company in connection with this Agreement and the transactions contemplated hereby shall be borne by the Shareholders and not any Group Company.

        Section 13.07 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto except that Buyer may transfer or assign, in whole or, from time to time, in part, to one or more direct or indirect subsidiaries or Affiliates, any or all of its rights and obligations under this Agreement, including but not limited to the right to purchase all or a portion of the Shares, but no such transfer or assignment will relieve Buyer of its obligations hereunder or adversely affect the

Group Companies or the timing of the transactions contemplated hereby. Any purported assignment in violation of this Agreement shall be void.

        Section 13.08 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Ontario and the laws of Canada therein, without regard to the conflicts of law principles.

        Section 13.09 COUNTERPARTS; THIRD PARTY BENEFICIARIES. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

        Section 13.10 ENTIRE AGREEMENT. This Agreement, together with all appendices, schedules and exhibits identified in this Agreement, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto.

        Section 13.11 SPECIFIC PERFORMANCE. Each of the parties hereto agrees that any breach by it of any provision of this Agreement, would irreparably injure the other party and that money damages would be an inadequate remedy therefore. Accordingly, each of the parties hereto agrees that the other party shall be entitled to one or more injunctions enjoining any such breach or requiring specific performance of this Agreement and consents to the entry thereof, this being in addition to any other remedy to which the non-breaching party is entitled hereunder.

        Section 13.12 KNOWLEDGE. Whenever the term to the "knowledge of" any Group Company, any Subsidiary, the Controlling Shareholders or the Shareholders, or a similar phrase, is used in this Agreement, such phrase shall mean the (i) actual knowledge of such persons, in addition to the knowledge of the employees of any Group Company or any Subsidiary, which shall be imputed to such persons, and (ii) knowledge that could have been obtained with respect to those matters which would cause a reasonable person, in a similar position, to investigate the matter further and which could have been obtained from such investigation.

        Section 13.13 CURRENCY. Unless otherwise specifically designated herein, references in this Agreement to "dollars" or "$" shall mean the legal currency of the United States of America.

        IN WITNESS WHEREOF, the parties hereto have duly executed or, if a corporation. have caused this Agreement to be duly executed by their respective authorized officers, as of the day and year first above written.

                                       WEBGAIN (NOVA SCOTIA) COMPANY


                                       By  /s/ ROBERT F. DONAHUE
                                          --------------------------------------
                                           Name:  Robert F. Donahue
                                           Title: VP


                                       THE OBJECT PEOPLE INC.


                                       By  /s/ JOHN PUGH
                                          --------------------------------------
                                           Name:  John Pugh
                                           Title: President


                                       1004155 ONTARIO INC.

                                       By  /s/ JOHN PUGH
                                          --------------------------------------
                                           Name:  John Pugh
                                           Title: President

                                       1004156 ONTARIO INC.

                                       By  /s/ WILF LALONDE
                                          --------------------------------------
                                           Name:  Wilf Lalonde
                                           Title: President

                                       1004157 ONTARIO INC.

                                       By  /s/ PAUL WHITE
                                          --------------------------------------
                                           Name: Paul White
                                           Title: President


                                       THE OBJECT PEOPLE HOLDINGS INC.

                                       By  /s/ JOHN PUGH
                                          --------------------------------------
                                           Name: John Pugh
                                           Title: President


                                       CONTROLLING SHAREHOLDERS:


                                        /s/ JOHN PUGH
                                       -----------------------------------------
                                       John Pugh

                                        /s/ WILF LALONDE
                                       -----------------------------------------
                                       Wilf Lalonde

                                        /s/ PAUL WHITE
                                       -----------------------------------------
                                       Paul White

                                       OTHER SHAREHOLDERS:
                                        /s/ CHRISTINE PUGH
                                       -----------------------------------------
                                       Christine Pugh

                                        /s/ MARLA DOUGHTY
                                       -----------------------------------------
                                       Marla Doughty

                                        /s/ RHONDA WHITE
                                       -----------------------------------------
                                       Rhonda White


                                       THE PUGH FAMILY TRUST


                                       Per: /s/ JOHN PUGH
                                          --------------------------------------
                                                  John Pugh, Trustee


                                       Per: /s/ CHRISTINE PUGH
                                          --------------------------------------
                                                  Christine Pugh, Trustee


                                       Per: /s/ DONALD BRAZEAU
                                          --------------------------------------
                                                  Donald Brazeau, Trustee


                                       THE LALONDE FAMILY TRUST

                                       Per: /s/ WILF LALONDE
                                          --------------------------------------
                                                  Wilf Lalonde, Trustee

                                       Per: /s/ MARLA DOUGHTY
                                          --------------------------------------
                                                  Marla Doughty, Trustee

                                       Per:  /s/ PAUL WHITE
                                          --------------------------------------
                                                  Paul White, Trustee


                                       THE WHITE FAMILY TRUST


                                       Per:  /s/ PAUL WHITE
                                          --------------------------------------
                                                  Paul White, Trustee


                                       Per:  /s/ RONDA WHITE
                                          --------------------------------------
                                                  Ronda White, Trustee


                                       Per:  /s/ JOHN PUGH
                                          --------------------------------------
                                                  John Pugh, Trustee


                                       THE PUGH FAMILY TRUST NO. 2


                                       Per:  /s/ JOHN PUGH
                                          --------------------------------------
                                                  John Pugh, Trustee


                                       Per:  /s/ CHRISTINE PUGH
                                          --------------------------------------
                                                  Christine Pugh, Trustee


                                       Per:  /s/ DONALD BRAZEAU
                                          --------------------------------------
                                                  Donald Brazeau Trustee

                                       THE LALONDE FAMILY TRUST NO. 2


                                       Per:  /s/ WILF LALONDE
                                          --------------------------------------
                                                  Wilf Lalonde, Trustee

                                       Per: /s/ MARIA DOUGHTY
                                          --------------------------------------
                                                  Maria Doughty, Trustee


                                       Per: /s/ PAUL WHITE
                                          --------------------------------------
                                                  Paul White, Trustee

                                       THE WHITE FAMILY TRUST NO.2


                                       Per: /s/ PAUL WHITE
                                          --------------------------------------
                                                  Paul White, Trustee


                                       Per: /s/ RONDA WHITE
                                          --------------------------------------
                                                  Ronda White, Trustee


                                       Per: /s/ JOHN PUGH
                                          --------------------------------------
                                                  John Pugh, Trustee


-------------
*The "Other Shareholders" in signing this Agreement are acknowledging and are bound by all provisions of this Agreement except those provisions contained in
Article III, Section 6.04 and Articles VII, VIII and XI (except Sections 11.01, 11.04, 11.05, 11.06 and 11.07 contained therein) of this Agreement.

                         LIST OF SCHEDULE AND EXHIBITS*

EXHIBITS:
Exhibit A--Form of Escrow Agreement
Exhibit B--Forms of Employment Offer Letters
Exhibit C--Form of Holdback Agreement


SCHEDULES:
Schedule 1--Shareholders
Schedule 2--Unit Shareholders
Schedule 3.03--Subsidiaries
Schedule 3.04--Effect of Agreement on Group Companies and Subsidiaries
Schedule 3.05--Capitalization Issues
Schedule 3.06--Governmental Authorizations
Schedule 3.08--Material Changes
Schedule 3.09--Liabilities
Schedule 3.11--Material Contracts
Schedule 3.12--Legal Proceedings
Schedule 3.14--Liens, etc.
Schedule 3.15--Proprietary Software
Schedule 3.16--Intellectual Property
Schedule 3.17--Insurance
Schedule 3.18--Licenses and Permits
Schedule 3.20--Loans, Notes, Accounts Receivable, etc.
Schedule 3.23--Employee Benefit Plans
Schedule 3.24--Employee Matters
Schedule 4.05--Shareholder Rights Agreements
Schedule 5.03--Governmental Authorization
Schedule 5.04--Effect of Agreement on Buyer
Schedule 6.08--Options
Schedule 7.02--Tax Matters
Schedule 8.01--Employees
Schedule 9.06--Actions Prior to Closing
Schedule 9.14--Actions Prior to Effective Time


*Omitted Schedules and Exhibits will be furnished supplementally to the Commission upon request.

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